UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

MercadoLibre, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Tronador 4890, 8th Floor
Buenos Aires, Argentina C1430DNN
April 29, 2009
Dear Stockholder:
You are cordially invited to attend the 2009 Annual Meeting of Stockholders of MercadoLibre, Inc., which will be held at 1:00 p.m. Eastern time on Thursday, June 10th, 2009 at the offices of Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, Florida.
We are pleased to use the SEC rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this electronic process should expedite your receipt of our proxy materials, lower the costs of our Annual Meeting, and help to conserve natural resources. On April 29, 2009, we mailed our stockholders a Notice of Internet Availability containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report and vote. The notice also included instructions on how to receive a paper copy of your Annual Meeting materials, including the proxy statement and proxy card.
Thank you, and we look forward to seeing you at the 2009 Annual Meeting of Stockholders or receiving your proxy vote. On behalf of the board of directors, I would like to express our appreciation for your continued interest in MercadoLibre.

Sincerely yours,
/s/ Marcos Galperín
Marcos Galperín
Chairman of the Board, President and Chief Executive Officer

Tronador 4890, 8th Floor
Buenos Aires, Argentina C1430DNN
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2009
To Our Stockholders:
Notice is hereby given that the 2009 Annual Meeting of Stockholders of MercadoLibre, Inc. will be held at 1:00 p.m. Eastern time on June 10, 2009, at the offices of Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, Florida. The meeting is called for the following purposes:
1. To elect two members to the board of directors for a term of three years each.
2. To consider and vote upon a proposal to approve the adoption of the 2009 Equity Compensation Plan, which contains terms substantially similar to the terms of the MercadoLibre 1999 Stock Option and Restricted Stock Plan scheduled to expire in November 2009. The 2009 plan, as proposed, will have reserved for issuance only the number of shares of our common stock that remain available for grant under the 1999 plan.
3. To transact such other business as may properly come before the meeting.
Our board of directors has fixed the close of business on April 15, 2009 as the record date for determining the stockholders entitled to notice and to vote at the meeting. Only stockholders of record as of the close of business on April 15, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting and at any adjournment or postponement thereof. We ask that as promptly as possible you vote via the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs.

By order of the board of directors,

/s/ Jacobo Cohen Imach

Buenos Aires, Argentina April 29, 2009	Jacobo Cohen Imach General Counsel and Secretary
This is an important meeting and all stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please vote according to the instructions in this proxy statement. Stockholders who vote via internet, telephone or by executing and returning a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

i

INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules recently adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 29, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.
This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
ATTENDING THE ANNUAL MEETING
Attending in Person
•	Doors open 12:30 p.m. Eastern time

•	Meeting starts at 1:00 p.m. Eastern

•	No use of cameras

•	You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the Annual Meeting
Viewing on the Internet
•	investor.mercadolibre.com

•	Webcast starts at 1:00 p.m. Eastern time time

•	Viewers can submit questions by e-mail

•	Replay available until July 10, 2009
QUESTIONS

For questions regarding	Contact
Annual Meeting	MercadoLibre Investor Relations

Stock Ownership and Voting	BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, New Jersey 07310-1900
Telephone: 1-888-313-1478 (U.S. investors)
                    201-680-6578 (Non-U.S. investors)
Web: www.bnymellon.com/shareowner/isd

MercadoLibre, Inc.
Tronador 4890, 8th Floor
Buenos Aires, Argentina C1430DNN
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2009 ANNUAL MEETING
Q:	Why am I receiving these materials?

A:
MercadoLibre, Inc.’s board of directors is providing these proxy materials to you in connection with our board’s solicitation of proxies for use at our 2009 Annual Meeting of Stockholders which will take place on June 10th, 2009. Stockholders are invited to attend the 2009 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the 2009 Annual Meeting, the voting process, the compensation of our directors and our most highly paid executive officers, and certain other required information.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the SEC, we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the year ended December 31, 2008, to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, that was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. This notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, including a copy of our 2008 Annual Report, you should follow the instructions in the notice for requesting these materials.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice of Internet Availability will provide you with instructions regarding how to:
•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What proposals will be voted on at the 2009 Annual Meeting?

A:	There are two proposals scheduled for a vote at the 2009 Annual Meeting:
•	the election of two directors for a three-year term each; and

•
the approval of the adoption of the 2009 Equity Compensation Plan, which contains terms substantially similar to the terms of the MercadoLibre 1999 Stock Option and Restricted Stock Plan scheduled to expire in November 2009. The 2009 plan, as proposed, will have reserved for issuance only the number of shares of our common stock that remain available for grant under the 1999 plan.

Q:	What are our board’s voting recommendations?

A:	MercadoLibre’s board recommends that you vote your shares “FOR” each of the nominees to our board and “FOR” the adoption of the 2009 plan.

Q:	How many shares are entitled to vote?

A:
Each share of MercadoLibre’s common stock outstanding as of the close of business on April 15, 2009, the record date, is entitled to one vote at the 2009 Annual Meeting. At the close of business on April 15, 2009, 44,073,967 shares of our common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date and each share of common stock held by you on the record date represents one vote. These shares include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of MercadoLibre hold their shares beneficially through a stockbroker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record
If your shares are registered directly in your name with MercadoLibre’s transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by MercadoLibre. As the stockholder of record, you have the right to grant your voting proxy directly to MercadoLibre or to vote in person at the 2009 Annual Meeting. If you requested to receive printed proxy materials, MercadoLibre has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the 2009 Annual Meeting?”
Shares owned beneficially
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner or nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the 2009 Annual Meeting.
However, because you are not the stockholder of record, you may not vote these shares in person at the 2009 Annual Meeting unless you request and receive a valid proxy from your broker or other nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”
Q:	Can I attend the 2009 Annual Meeting?

A:
You are invited to attend the 2009 Annual Meeting if you are a stockholder of record or a beneficial owner as of April 15, 2009. If you are a stockholder of record, you must bring proof of identification such as a valid driver’s license. If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of April 15, 2009. If you do not attend the 2009 Annual Meeting, you can listen to a live webcast of the proceedings at our investor relations site at investor.mercadolibre.com.

Q:	How can I vote my shares in person at the 2009 Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the 2009 Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the 2009 Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the 2009 Annual Meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the 2009 Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the 2009 Annual Meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting as follows:

•
If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

•
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card.

Q:	Can I change my vote or revoke my proxy?

A:
If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the 2009 Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (Tronador 4890, 8th Floor, Buenos Aires, Argentina, C1430DNN);
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or
•	attending the 2009 Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).
If your shares are held through a brokerage account or by a bank or other nominee, you may change your vote by:
•	submitting new voting instructions to your broker, bank, or nominee following the instructions they provided; or
•	if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For other items of business, you may vote “FOR”, “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign and return your proxy card or broker voting instruction card without giving specific voting instructions, your shares will be voted “FOR” each of proposals and at the discretion of the proxies in any other matters properly brought before the meeting. If you are a beneficial holder and do not return a voting instruction card, your broker may only vote on the election of directors.

v

Q:	Who will count the votes?

A:	A representative of Hunton & Williams LLP will tabulate the votes and act as the inspector of elections.

Q:	What is the quorum requirement for the 2009 Annual Meeting?

A:
The quorum requirement for holding the 2009 Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the 2009 Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the two persons receiving the highest number of “FOR” votes will be elected. The proposal to adopt the 2009 Plan requires the affirmative “FOR” vote of a majority of those shares present to be approved. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any non-routine matter without instruction from the beneficial owner. The election of our directors is considered to be a routine matter. However, the adoption of the 2009 Plan is not considered to be a routine matter and, accordingly, brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to adopt the 2009 Plan. Accordingly, broker non-votes will have the effect of a vote against the 2009 Plan. Therefore, it is very important that you provide your broker with voting instructions with respect to the 2009 Plan in one of the manners set forth herein.

Q:	Where can I find the voting results of the 2009 Annual Meeting?

A:	We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2009.

Q:	Who will bear the cost of soliciting votes for the 2009 Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired BNY Mellon Shareowner Services to assist us in the solicitation of votes described above. We will pay BNY Mellon a fee of $7,500 plus customary costs and expenses for these services. We have agreed to indemnify BNY Mellon against certain liabilities arising out of or in connection with its agreement to assist us with distributing proxy materials and soliciting votes.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

A:
A stockholder may present proper proposals for inclusion in our proxy statement and for consideration at the 2010 annual meeting of stockholders by submitting their proposals in writing to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2010 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 30, 2009; provided, however, that in the event that we hold our 2010 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MercadoLibre, Inc.
Attn: Corporate Secretary
Tronador 4890, 8th Floor
Buenos Aires, Argentina, C1430DNN
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders or nominate persons for election to our board at our annual meeting but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting (or any supplement thereto) given by or at the direction of the chairman of our board or our board of directors, (2) otherwise properly brought before the meeting by the chairperson or by or at the direction of a majority of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.
To be timely, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than 90 days and not later than 60 days before the anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders (i.e. between January 29, 2010 and February 28, 2010 for our 2010 annual meeting of stockholders). However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order to be timely, a proposal or nomination by the stockholder must be delivered not later than the later of (i) 90 days before the annual meeting or (ii) 10 days following the day on which public announcement of the date of such meeting is first made. The notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our Bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal. Our Bylaws were filed with the Securities and Exchange Commission, or SEC, as an exhibit to our registration statement report on Form S-1 on May 11, 2007, which can be viewed by visiting our investor relations website at http://investor.mercadolibre.com and may also be obtained by writing to our Corporate Secretary at our principal executive office (Tronador 4890, 8th floor, Buenos Aires, Argentina, C1430DNN).

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Certificate of Incorporation and Bylaws, each as amended to date, provide for our board to be divided into three classes, with each class having a three-year term. In accordance with our certificate and bylaws, the number of directors that constitutes our board of directors is fixed from time to time by a resolution duly adopted by our board. Our board has set the size of the board at eight directors. Information as to the directors currently comprising each class of directors and the current term expiration date of each class of directors is set forth in the following table:

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Anton J. Levy Michael Spence Mario Eduardo Vázquez	2011 Annual Meeting
Class II	Martín de los Santos Nicolás Galperín	2009 Annual Meeting
Class III	Emiliano Calemzuk Marcos Galperín Veronica Allende Serra	2010 Annual Meeting
A director elected to fill a vacancy (including a vacancy created by an increase in the size of our board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. As discussed in greater detail below in “Information on Our Board of Directors — Director Independence and Family Relationships,” our Board has determined that six of the eight current members of our board are independent directors within the meaning of the listing standards of The NASDAQ Global Market and our corporate governance guidelines.
At the 2009 Annual Meeting, two directors will be elected to our board as Class II directors. The nominating and corporate governance committee recommended, and our board nominated, each of Martín de los Santos and Nicolás Galperín as nominees for election as Class II members of our board at the 2009 Annual Meeting. If elected at the 2009 Annual Meeting, each of the nominees would serve until our 2012 annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by validly delivered proxies will be voted, if authority to do so is not withheld, for the election of Messrs. de los Santos and Galperín, each of whom is presently a director of MercadoLibre. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.
Set forth below is biographical information for the nominees.
Nominees for Election for a Three-Year Term Expiring at our 2012 Annual Meeting
Martín de los Santos, age 39, joined our board in January 2008. Mr. de los Santos is a Director of Business Development at Corporacion IMPSA (Pescarmona Group of Companies) where he has served in that position since 2003 and is responsible for merger and acquisition transactions as well as structured finance transactions. From 1993 to 1995, Mr. de los Santos worked at Goldman Sachs in the Investment Banking Division in New York where he assisted with equity, debt and merger and acquisition transactions for clients in Latin America and Europe. From 1995 to 1997, he worked at McKinsey and Co. where he advised clients in telecom, media, banking, and oil & gas industries, in Argentina, Brazil and Spain. After receiving his MBA from Stanford, he returned to McKinsey and Co. as an Associate where he advised telecom and media clients in Brazil and Spain. In 1999, he co-founded LID Group, a Venture Capital Firm that invested in small technology companies in Argentina and Brazil. Mr. de los Santos holds an MBA from Stanford University and a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.
Nicolás Galperín, age 39, joined our board in 1999. Mr. Galperín worked at Morgan Stanley & Co. Incorporated, an investment bank, from 1993 until 2006, as a Managing Director and head of trading and risk management for the London emerging markets trading desk, as well as a trader of high-yield bonds, emerging market bonds and derivatives in New York and London. Mr. Galperín is now the principal of Onslow Capital Management Limited, an investment management company based in London, where he started working in 2006. Mr. Galperín graduated with honors from the Wharton School of the University of Pennsylvania in 1994. Mr. Galperín is the brother of Marcos Galperín, our chairman, president and chief executive officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES NAMED ABOVE
INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed by our employees under the direction and oversight of our board. Except for Mr. Marcos Galperín, none of the members of our board is an employee of MercadoLibre. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings.
We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for the governance of the company. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of conduct may be found on our investor relations website at http://investor.mercadolibre.com. Information contained on our website is not part of this proxy statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.
Board of Directors
The following is biographical information for the remainder of our current directors:
Directors Continuing in Office Until Our 2010 Annual Meeting
Marcos Galperín, age 37, is one of our co-founders and has served as our chairman, president and chief executive officer and one of our directors since our inception in October 1999. Prior to working with us, Mr. Galperín worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperín received an MBA from Stanford University in 1999 and graduated with honors from the Wharton School of the University of Pennsylvania in 1994.
Emiliano Calemzuk, age 35, joined our board in August 2007. Mr. Calemzuk currently serves as President of Fox Television Studios. From 2002 to 2007, Mr. Calemzuk served as President of Fox International Channels Italy. From 2000 to 2002, Mr. Calemzuk was Vice President and Deputy Managing Director of Fox Latin American Channels and was also employed as General Manager of Fox Kids Latin America. From 1998 to 2000, Mr. Calemzuk served as Associate Director of Marketing and Promotions for Fox Latin America. Prior to that, he worked at Hero Productions, a production company. He holds a Bachelor’s Degree, cum laude, from the University of Pennsylvania, with studies at the Wharton School of Business and the Annenberg School of Communications.
Veronica Allende Serra, age 39, joined our board in September 2007. Ms. Serra is the founding partner of Pacific Advisors where she advises funds and corporations in their acquisitions and strategy. Between 1998-2001, she ran the office for Latin American Investments for International Real Returns LLC, a holding of global investments with $600 million under management with principal capital from the shareholders of Lazard Freres. Ms. Serra has already invested in over a dozen companies in the United States and Latin America. She was an advisor and investor of Patagon, an on-line brokerage and bank that was sold to Banco Santander in the year 2000. Ms. Serra is a member of the advisory board of Endeavor Brazil and of the International Advisory Board of Endeavor Global. Between 1997-1998, she was Vice President and Assistant to the CEO of Leucadia National Corporation, an investment holding company with a market cap over $10 billion based in New York, NY. Ms. Serra has an MBA from Harvard Business School and a Law degree from the University of São Paulo—USP. She also holds an Art and Advertising degree from the Escola Panamericana de Arte.

Directors Continuing in Office Until Our 2011 Annual Meeting
Anton J. Levy, age 34, joined our board in September 2007. Mr. Levy is a Managing Director at General Atlantic, where he has worked since 1998. Mr. Levy heads General Atlantic’s Media and Consumer sector. Mr. Levy has worked closely with many of General Atlantic’s portfolio companies and is currently serving on the board of directors of several General Atlantic portfolio companies including AKQA, Dice (DHX), Network Solutions and Webloyalty. He formerly served on the board of Zantaz Corporation. Prior to joining General Atlantic in 1998, Mr. Levy was an investment banker with Morgan Stanley & Co. where he worked with the firm’s technology clients. Mr. Levy is involved in a number of educational and non-profit organizations including serving on the board’s of Streetwise Partners and WNYC, New York public radio. Mr. Levy received a B.S. from the University of Virginia, with degrees in Finance and Computer Science, and his M.B.A. from Columbia University Graduate School of Business, graduating from both with highest honors.
Mario Eduardo Vázquez, age 73, joined our board in May 2008. Mr. Vázquez serves as a member of the board of directors at several companies including Telefónica Argentina S.A., Telefónica Holding Argentina S.A. and YPF S.A. Mr. Vázquez serves as an alternate member of the board of directors of Compañia de Telecomunicaciones de Chile S.A. In addition, he also serves as the president of the Audit Committee of YPF S.A. Mr. Vázquez served as the Chief Executive Officer of Grupo Telefónica in Argentina from June 2003 to November 2006, and served as a member of the board of directors of Telefónica S.A. Spain from November 2000 to November 2006. Since November 2006, Mr. Vázquez has pursued personal interests in addition to his service as a director. Mr. Vázquez is a former partner and general director of Arthur Andersen for Argentina, Chile, Uruguay and Paraguay (Pistrelli, Diaz y Asociados and Andersen Consulting — Accenture) where he served during 23 years until his retirement in 1993. Mr. Vázquez previously taught as a professor of Auditing at the Economics School of the University of Buenos Aires. Mr. Vázquez received a degree in accounting from the University of Buenos Aires.
Michael Spence, age 65, joined our board in 1999. Mr. Spence is Professor Emeritus of Management in the Graduate School of Business at Stanford University, a partner at Oak Hill Capital Partners, a private equity firm, and a Senior Fellow of the Hoover Institution at Stanford. He served as dean of the Stanford Business School from 1990 to 1999. Dr. Spence was awarded the John Kenneth Galbraith Prize for excellence in teaching and the John Bates Clark medal for a “significant contribution to economic thought and knowledge.” In 2001, Dr. Spence received the Nobel Prize in Economic Sciences. Dr. Spence earned his undergraduate degree in philosophy at Princeton summa cum laude and was selected for a Rhodes Scholarship. He was awarded a B.S.-M.A. from Oxford and earned his Ph.D. in economics at Harvard. He taught at Stanford as an Associate Professor of Economics from 1973 to 1975. From 1975 to 1990, he served as professor of Economics and Business Administration at Harvard, holding a joint appointment in the Business School and the Faculty of Arts and Sciences. In 1983, he was named chairman of the Economics Department and George Gund Professor of Economics and Business Administration. From 1984 to 1990, Dr. Spence served as the Dean of the Faculty of Arts and Sciences at Harvard, overseeing Harvard College, the Graduate School of Arts and Sciences, and the Division of Continuing Education. Dr. Spence serves on the boards of General Mills, Inc., a food products company, and a number of private companies. In the past he has served on the boards of Bank of America, Nike Inc., a sporting apparel company, Siebel Systems, Inc., a software company, Exult Inc, a human resources company, Torstar Corporation, a publishing company, and Sun Microsystems, Inc., an information technology company.
Director Independence and Family Relationships
NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ’s rules, in order for a director to be deemed independent, our board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. As part of our corporate governance guidelines, our board has adopted guidelines setting forth categories of relationships that it has deemed material for purposes of making a determination regarding a director’s independence. On an annual basis, each member of our board is required to complete a questionnaire designed to provide information to assist our board in determining whether the director is independent under NASDAQ rules and our corporate governance guidelines. Our board has determined that each of Messrs. Calemzuk, de los Santos, Levy, Spence and Vázquez and Ms. Serra, is independent under the listing standards of The NASDAQ Global Market and our corporate governance guidelines. Our governance guidelines require any director who has previously been determined to be independent to inform the chairman of our board and our corporate secretary of any change in circumstance that may cause his or her status as an independent director to change.
Other than Marcos Galperín and Nicolás Galperín, who are brothers, there are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Lead Independent Director
In March 2009, our board designated Ms. Serra as our lead independent director. As lead independent director, she chairs and can call formal closed sessions of the outside directors, leads board meetings in the absence of the chairman, and leads the annual board self-assessment process. In addition, the lead independent director, together with the chair of the corporate governance and nominating committee, conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election. Ms. Serra will serve as lead independent director until March 2010.
Stockholder Communications with our Board
Stockholders may communicate with our board or individual directors, including the lead independent director, c/o Corporate Secretary, Tronador 4890, 8th Floor, Buenos Aires, Argentina, C1430DNN. The corporate governance and nominating committee has delegated responsibility for initial review of stockholder communications to our Vice President of Investor Relations. In accordance with the committee’s instructions, our Vice President of Investor Relations will summarize all correspondence and make it available to each member of our board. In addition, the Vice President of Investor Relations will forward copies of all stockholder correspondence to each member of the corporate governance and nominating committee, except for communications that are (a) advertisements or promotional communications, (b) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues, or (c) clearly unrelated to our business, industry, management, or board or committee matters.
Attendance at 2009 Annual Meetings
We do not have a policy regarding director attendance at the 2009 Annual Meeting. No members of our Board of directors were able to attend our 2008 Annual Meeting in person.
Formal Closed Sessions
At the conclusion of each regularly scheduled board meeting, the outside directors have the opportunity to meet without our management or the other directors. The lead independent director leads the discussions.
Board Compensation
Board compensation is determined by the compensation committee. Only the directors who our board determines to be outside directors receive compensation for their service. Board compensation for our outside directors consists of both cash and equity compensation, which is reviewed annually by the compensation committee. Current board compensation is described under the heading “Compensation of Directors” below.
Outside Advisors
The board and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board need not obtain management’s consent to retain outside advisors.
Conflicts of Interest
We expect our directors, executives, and employees to conduct themselves with the highest degree of integrity, ethics, and honesty. MercadoLibre’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive, and employee. In order to better protect MercadoLibre and its stockholders, we periodically review our code of business conduct and ethics to ensure that it provides clear guidance to our employees and directors.
Transparency
We believe it is important that our stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance procedures on our website at investor.mercadolibre.com.
Board Effectiveness and Director Performance Reviews
It is important to us that our board and its committees are performing effectively and in the best interest of the company and its stockholders. The board and each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. Our lead independent director follows up on this feedback and takes such further action with directors receiving comments and other directors as she deems appropriate.

Succession Planning.
The board recognizes the importance of effective executive leadership to MercadoLibre’s success, and meets to discuss executive succession planning at least annually. As part of this process, our board reviews the capabilities of the company’s senior leadership as set out in written succession planning documents and identifies and discusses potential successors for members of the company’s executive staff, including the chief executive officer. Our nominating and corporate governance committee performs a similar analysis with respect to the rest of our board.
Auditor Independence
We have taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the audit committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2007 and 2008 and our policy on pre-approval of non-audit services are described under the section below entitled “Principal Accounting Fees and Services.”
Corporate Hotline
We have established a corporate telephone hotline and Internet site to allow any employee to confidentially and anonymously lodge a complaint about any accounting, internal control, auditing, or other matter of concern.
Board Committees
Board committees help our board run effectively and efficiently, but do not replace the oversight of our board as a whole. There are currently three principal standing board committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. Each committee meets regularly and has a written charter that has been approved by our board, which is available on our investor relations website at http://investor.mercadolibre.com. In addition, at each regularly scheduled board meeting, a member of each committee reports on any significant matters addressed by the committee. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.
The following table describes the current members of each of the board committees:

Nominating &
	Audit	Compensation	Corporate Governance
Emiliano Calemzuk*		✓	Chair
Martín de los Santos*	✓	Chair
Marcos Galperín
Nicolás Galperín
Anton J. Levy*	✓
Veronica Allende Serra*		✓
Michael Spence*			✓
Mario Eduardo Vázquez*	Chair		✓

*	Independent Directors.
Audit Committee
The board has established an audit committee, which consists of Messrs. Vázquez (Chairman), de los Santos and Levy. Our board has determined that each of the directors serving on our audit committee is independent within the meaning of the rules of the SEC and the NASDAQ rules. The audit committee is responsible for:
•
reviewing the performance of our independent registered public accounting firm and making recommendations to our board regarding the appointment or termination of our independent registered public accounting firm;

•	considering and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm;
•
overseeing management’s establishment and maintenance of our accounting and financial reporting processes, including our internal controls and disclosure controls and procedures, and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;
•	determining compensation of the independent registered public accounting firm, compensation of advisors hired by the audit committee and ordinary administrative expenses;
•	reviewing annual and quarterly financial statements prior to their release;
•	reviewing and assessing the adequacy of the committee’s formal written charter on an annual basis; and
•	handling such other matters that are specifically delegated to the audit committee by our board from time to time.
The audit committee met nine times during the fiscal year ended December 31, 2008. Messrs. Levy, de los Santos and Vázquez joined the audit committee in September 2007, January 2008 and May 2008, respectively. Marcos Galperín served on our audit committee from its inception in July 2007 until he was replaced by Mr. Vázquez on May 5, 2008.
Our board has determined that Mr. Vázquez is an “audit committee financial expert,” as defined by SEC rules.
For more information, please see “Audit Committee Report” beginning on page 27.
Compensation Committee
The board has established a compensation committee, which consists of Mssrs. de los Santos (Chairman) and Calemzuk and Ms. Serra. Our board has determined that each of the directors serving on our compensation committee is independent within the meaning of the NASDAQ rules. The compensation committee is responsible for:
•	recommending to our board for determination, the compensation and benefits of all of our executive officers and key employees;
•	monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives;
•	administering our stock plans and other incentive compensation plans and preparing recommendations and periodic reports to our board concerning these matters; and
•	such other matters that are specifically delegated to the compensation committee by our board from time to time.
The compensation committee met two times and took two actions by written consent during the fiscal year ended December 31, 2008. Mr. Calemzuk, Ms. Serra and Mr. de los Santos joined the compensation committee in August 2007, September 2007 and January 2008, respectively.
Nominating and Corporate Governance Committee
The board has established a nominating and corporate governance committee, which consists of Mssrs. Calemzuk (Chairman), Spence and Vázquez. Our board has determined that each of the directors serving on our compensation committee is independent within the meaning of the NASDAQ rules. The nominating and corporate governance committee is responsible for:
•	recommending to our board for selection, nominees for election to our board;
•	making recommendations to our board regarding the size and composition of the board, committee structure and makeup and retirement procedures affecting board members;

•	monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and
•	such other matters that are specifically delegated to the nominating and corporate governance committee by our board from time to time.
The board has adopted a written charter for our nominating and corporate governance committee, which is posted on our website.
The nominating and corporate governance committee met six times and during the fiscal year ended December 31, 2008. Mssrs. Calemzuk and Spence joined the nominating and corporate governance committee in August 2007. Marcos Galperín served on our nominating and corporate governance committee from its inception in August 2007 until he was replaced by Mr. Vázquez on August 7, 2008.
Other Committees
From time to time, our board may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our board.
Code of Business Conduct and Ethics
The board has adopted a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of donduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.
Only our audit committee must approve any waiver of the code of conduct for our executive officers or directors, and any waiver shall be promptly disclosed. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of conduct applicable to our chief executive officer and chief financial officer by posting the required information on our website at investor.mercadolibre.com.
Directors Nominations
Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board performs the functions of a nominating committee. The nominating and corporate governance committee’s charter describes the committee’s responsibilities, including identifying, reviewing, evaluating and recommending director candidates for nomination by our board. Our corporate governance guidelines also contain information concerning the responsibilities of the nominating and corporate governance committee with respect to identifying and evaluating director candidates. Both documents are published on the Company’s website at http://investor.mercadolibre.com.
Director Candidate Recommendations and Nominations by Stockholders. The nominating and corporate governance committee’s charter provides that the committee will consider recommendations of candidates our board by stockholders. Stockholders should submit any such recommendations for the consideration of our nominating and corporate governance committee through the method described under “Stockholder Communications” above. In addition, any stockholder of record entitled to vote for the election of directors may nominate persons for election to our board if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for Our 2010 Annual Meeting”, which is found on page 35 of this proxy statement.
Process for Identifying and Evaluating Director Candidates. The nominating and corporate governance committee evaluates all director candidates in accordance with the criteria described in our Corporate Governance Guidelines and the nominating and corporate governance committee charter. The committee evaluates any candidate’s qualifications to serve as a member of our board based on the skills and characteristics of individual board members as well as the composition of our board as a whole. In addition, the nominating and corporate governance committee will evaluate a candidate’s independence, skills, experience, reputation, integrity, potential for conflicts of interest and other appropriate qualities in the context of our board’s needs.

Directors Attendance at Meetings of our Board of Directors and Board Committees
Our board held ten meetings and took one action by written consent during the fiscal year ended December 31, 2008. All incumbent directors, except for Mr. Calemzuk, attended 75% or more of the aggregate of all meetings of the board of directors and the board committees on which he or she served during 2008.
DIRECTOR COMPENSATION
On September 17, 2007, our board, upon the recommendation of the compensation committee of our board, adopted a compensation plan for outside directors, as defined by our board. Our board of director’s current outside directors are Mr. Calemzuk, Ms. Serra, Mr. de los Santos, Mr. Spence and Mr. Vázquez. Under the terms of the plan, the outside directors receive an annual cash retainer fee of $30,000. Beginning in 2009, the outside director’s cash compensation will be paid out in the second quarter of each year. On August 8, 2008, our board approved additional cash compensation for our directors who serve as a committee chair or as lead independent director. Under the terms of the plan, effective August 8, 2008, the chair of our audit committee, compensation committee and nominating and corporate governance committee and our lead independent director are entitled to receive annual cash compensation in addition to existing director compensation in the amount of $15,000, $12,000, $5,000 and $10,000, respectively.
Under the compensation plan adopted in September 2007, each outside director is entitled to receive an annual grant of restricted common stock (“Restricted Shares”). Each grant of Restricted Shares vests in full twelve months following the grant date. On September 17, 2007, we awarded each of Mr. Calemzuk and Ms. Serra 1,000 Restricted Shares for their original grants. On January 24, 2008, we awarded Mr. de los Santos 600 Restricted Shares for his original grant. On June 9, 2008, we awarded each of Messrs. Spence and Mr. Vázquez 674 Restricted Shares for their original grants. For the first and second year of board service following the date each outside director received his initial grant, he or she is entitled to receive a grant of additional Restricted Shares having a value equal to $30,000 and $40,000, respectively. Beginning in 2009, Restricted Shares issuable to the directors during the relevant year will be issued on the date of the annual stockholder’s meeting. Shares will be valued at the closing sale price of our common stock on the day preceding the 2009 Annual Meeting. As a result of moving the grant dates, other than the initial grants to Messrs. Spence and Mr. Vázquez, we did not issue any Restricted Shares to any of the outside directors in 2008 and, accordingly, we will make catch up Restricted Share grants to each of Mr. Calemzuk, Ms. Serra and Mr. de los Santos on the date of the 2009 annual meeting. To date, all Restricted Shares have been granted pursuant to our Amended and Restated 1999 Stock Option and Restricted Stock Plan.
We do not pay additional compensation to directors who have not been classified as outside directors, but do reimburse these directors for expenses incurred in attending meeting of our board and its committees. Currently, one of our non-outside directors, Marcos Galperín, is also an employee of the Company and receives compensation for his services as an employee. For a detailed discussion regarding Mr. Galperín’s compensation package, see “Executive Compensation.”
The compensation committee periodically considers our director compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on our board and its various committees.

The following table presents information relating to total compensation of our directors, other than Marcos Galperín, for the fiscal year ended December 31, 2008.

	Fees Earned or
Name (1)	Paid in Cash (2)	Stock Awards (3)	Total
Emiliano Calemzuk	$32,096	$48,145	$80,241
Martín de los Santos	$33,140	$58,360	$91,500
Nicolás Galperín	—	—	—
Anton J. Levy	—	—	—
Veronica Allende Serra	$34,192	$48,145	$82,337
Michael Spence	$17,096	$33,238	$50,334
Mario Eduardo Vázquez	$23,384	$33,238	$56,622

(1)
Marcos Galperín is not included in this table since he is an employee and receives no additional compensation for his services as a director. The compensation received by Mr. Galperín as an employee is described in the Summary Compensation Table that appears later in this Proxy Statement.

(2)
The amounts in this column represent the fees accrued in the Company’s audited financial statements for the year ended December 31, 2008. Please refer to Note 12 to the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(3)
In accordance with SFAS No. 123(R), the amounts in this column reflect the compensation expense for our directors recognized in the Company’s audited financial statements for the year ended December 31, 2008. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to The NASDAQ Global Market. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by these persons during 2008.
Based on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by these persons during 2008 except for the following:

Reporting Person	Form Type	Due Date	File Date
Nicolás Szekasy	4	May 23, 2008	May 27, 2008
Osvaldo Gimenez	4	May 23, 2008	May 27, 2008
Hernán Kazah	4	May 23, 2008	May 27, 2008
Osvaldo Gimenez	4	May 26, 2008	May 27, 2008
Hernán Kazah	4	May 26, 2008	May 27, 2008
Michael Spence	4	June 11, 2008	August 14, 2008
Mario Eduardo Vázquez	4	June 11, 2008	August 14, 2008
EXECUTIVE OFFICERS
Our executive officers serve at the discretion of our board, and serve until their successors are elected and qualified or until his or her earlier death, resignation or removal. The following table contains information regarding our executive officers as of April 15, 2009.

Name	Age	Position
Marcos Galperín	37	Chairman of the Board, President and Chief Executive Officer
Hernán Kazah	38	Executive Vice President and Chief Financial Officer
Stelleo Tolda	41	Executive Vice President and Chief Operating Officer
Osvaldo Gimenez	38	Senior Vice President — Payments
Marcelo Melamud	38	Vice President and Chief Accounting Officer
For biographical information on Mr. Galperín, please see the biographical description provided above under the caption “Proposal 1: Election of Directors—“Directors Continuing in Office Until Our 2010 Annual Meeting.”
Hernán Kazah, one of our co-founders, has served as our chief financial officer since April 1, 2009. Prior to his appointment as chief financial officer, Mr. Kazah served as our chief operating officer since our formation in 1999, successfully leading the expansion and consolidation of the company throughout Latin America, and actively participating in both of the company’s private financing rounds as well as its initial public offering. Before joining MercadoLibre, Mr. Kazah worked at Procter & Gamble Co., in Argentina, Paraguay and Uruguay from 1994 to 1997, and at the United Nations Development Program prior to that. Mr. Kazah received an MBA from Stanford University in 1999 and graduated magna cum laude from the University of Buenos Aires with a Bachelor’s Degree in Economics.
Stelleo Tolda has served as our chief operating officer since April 1, 2009. Prior to his appointment as chief operating officer, Mr. Tolda served as a senior vice president and as our country manager of Brazil since 1999. In that role he guided MercadoLibre to its current position as the leading e-commerce marketplace in Brazil. Before joining MercadoLibre, Mr. Tolda worked at Lehman Brothers Inc. in the United States, in 1999, and at Banco Pactual and Banco Icatu in Brazil, from 1996 to 1997 and 1994 to 1996, respectively. He holds an MBA from Stanford University, and a Master’s Degree and Bachelor’s Degree in Mechanical Engineering, also from Stanford.

Osvaldo Gimenez is a senior vice president and has been responsible for MercadoPago operations since February 2004. Mr. Giménez joined MercadoLibre in 1999 as country manager of Argentina and Chile. Before joining us, Mr. Giménez was an associate in Booz Allen and Hamilton and worked for Santander Investments in New York, New York. Mr. Giménez received an MBA from Stanford University in 1998 and graduated from Buenos Aires Technological Institute with a Bachelor’s degree in Industrial Engineering.
Marcelo Melamud is a vice president and has served as our chief accounting officer since August 15, 2008. Prior to this appointment, Mr. Melamud served as the Company’s vice president - administration and control since April 2008. From July 2004 through March 2008, he served as the director of finance of MDM Hotel Group, a developer, owner and operator of Marriott branded hotels in Miami, Florida. From July 1998 through July 2004, Mr. Melamud worked in various finance roles for Fidelity Investments, a provider of investment products and services. During his work at Fidelity Investments, Mr. Melamud served as the director of finance of the World Trade Center Boston/Seaport Hotel and he also served as the director of finance of MetroRed Telecom Group Ltd., a fiber-optic telecommunication provider of data, value added, and hosting services within Latin America. Mr. Melamud received his MBA from the Olin Graduate School of Business at Babson College and is a Certified Public Accountant in Argentina.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
The following tables set forth information, as of April 15, 2009, regarding the beneficial ownership of our common stock. This information is based solely on SEC filings made by the individuals and entities by that date.
•	each person that is a beneficial owner of more than 5% of our outstanding equity securities;
•	each of our named executive officers;
•	each of our directors; and
•	all directors and executive officers as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 44,073,967 shares of our equity securities outstanding as of April 15, 2009. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o MercadoLibre, Inc., Tronador 4890, 8th Floor, Buenos Aires, Argentina.

	Total Common Stock
Name and address of Beneficial Owner	Number	Percentage

Five percent stockholders:
eBay Inc 2145 Hamilton Avenue San Jose, California	8,126,062	18.4%
Marcos Galperín	5,392,610	12.2%
Tiger Global Management, LLC (1) 101 Park Avenue, 48th Floor New York, New York 10178	4,333,097	9.8%
General Atlantic LLC (2) 3 Pickwick Plaza Greenwich, Connecticut	3,936,140	8.9%

Directors and executive officers:
Marcos Galperín	5,392,610	12.2%
Nicolás Szekasy (3)	240,405	*
Hernán Kazah (4)	281,775	*
Osvaldo Gimenez (5)	45,149	*
Stelleo Tolda (6)	115,135	*
Marcelo Melamud	—	*
Emiliano Calemzuk	1,000	*
Martín de los Santos	600	*
Nicolás Galperín	—	*
Anton J. Levy (2)	3,936,140	8.9%
Veronica Allende Serra	1,000	*
Michael Spence (7)	100,674	*
Mario Eduardo Vázquez (8)	674	*
All directors and executive officers as a group (13 persons)	10,115,162	22.9%

*	Indicates less than 1% ownership.

(1)
According to the Schedule 13G filed on August 17, 2007, as amended by Amendment No. 1 on Schedule 13G/A filed on February 12, 2008 and Amendment No. 2 on Schedule 13G/A filed on February 12, 2009 by Tiger Global Management, LLC (“Tiger Management”), such reporting person may be deemed to have sole dispositive and voting power with respect to such shares, of which 1,683,097 are directly owned by Tiger Global Private Investment Partners IV, L.P. (“Tiger PIP IV”), 1,562,970 are directly owned by Tiger Global, L.P. (“Tiger Global”), 50,880 are directly owned by Tiger Global II, L.P. (“Tiger Global II”) and 1,036,150 are directly owned by Tiger Global, Ltd. (“Tiger Ltd.”). Tiger Management is the investment manager of each Tiger PIP IV, Tiger Global, Tiger Global II and Tiger Ltd. Tiger Global Performance, L.L.C. (“Tiger Global Performance”) is the general partner of each of Tiger Global and Tiger Global II and may be deemed to have sole voting and sole dispositive power with respect to such shares directly owned by such entities. Tiger Global PIP Performance IV, L.P. (“Tiger Performance IV”) is the general partner of Tiger PIP IV and may be deemed to have sole voting and sole dispositive power with respect to such shares directly owned by such entity. Tiger Global PIP Management IV, Ltd. (“Tiger Management IV”) is the general partner of Tiger Performance IV and may be deemed to have sole voting and sole dispositive power with respect to such shares directly owned by Tiger PIP IV. Charles P. Coleman, III is the director of each of Tiger Management IV (the general partner of Tiger Performance IV, the general partner of Tiger PIP IV) and Tiger Ltd. and the managing member each Tiger Global Performance (the general partner of each of Tiger Global Performance (the general partner of each Tiger Global and Tiger Global II) and Tiger Management (the investment manager of each Tiger PIP IV, Tiger Global, Tiger Global II and Tiger Ltd.) and may be deemed to have sole dispositive power with respect to such shares.

(2)
Includes 3,631,148 shares owned by General Atlantic Partners 84, L.P. (“GAP 84”), 47,049 shares owned by GapStar, LLC (“GapStar”), 202,785 shares owned by GAP Coinvestments III, LLC (“GAPCO III”), 42,581 shares owned by GAP Coinvestments IV, LLC (“GAPCO IV”), 3,920 shares owned by GAP Coinvestments CDA, L.P. (“CDA”) and 8,657 shares owned by GAPCO GmbH & Co. KG (“KG”). General Atlantic LLC (“General Atlantic”) is the general partner of GAP 84 and CDA. General Atlantic is also the sole member of each of GapStar and CDA. The managing members of GAPCO III and GAPCO IV are Managing Directors of General Atlantic. GAPCO Management GmbH (“GmbH Management”) is the general partner of KG. The Managing Directors of General Atlantic make voting and investment decisions with respect to the securities held by KG and GmbH Management. Mr. Anton Levy is a Managing Director of General Atlantic and a Managing Member of GAPCO III and GAPCO IV. Mr. Levy disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)	Includes 240,000 shares held by the Nicolas Szekasy Family Trust, of which Nicolas Szekasy is the sole beneficiary.

(4)	Includes 216,300 shares held by the Hernán Kazah Family Trust, of which Hernán Kazah is the sole beneficiary.

(5)
Includes (i) 20,687 shares held by the Osvaldo Gimenez Family Trust, of which Osvaldo Gimenez is the sole beneficiary and (ii) presently exercisable options to purchase 5,313 shares of our common stock and an exercise price of $1.50 per share.

(6)	Includes presently exercisable options to purchase 4,687 shares of our common stock at an exercise price of $0.01 per share.

(7)	Includes 674 restricted shares of common stock scheduled to vest on June 9, 2009.

(8)	Includes 674 restricted shares of common stock scheduled to vest on June 9, 2009.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The primary goals of our compensation committee with respect to executive compensation are to attract and retain the most talented and dedicated executive officers possible and to align executive officers’ incentives with stockholder value creation.
Role of the compensation committee of the board of directors in compensation decisions
Our compensation committee reviews and sets all compensation programs (including equity compensation) applicable to our executive officers and directors, our overall compensation strategy for all employees, and the specific compensation of our executive officers on an annual basis. In the course of this review, the committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate. As discussed below, in 2008, the committee retained Mercer Human Resources Consulting, an international compensation consulting firm, which reports directly to the committee.
Role of executive officers and consultants in compensation decisions
While the compensation committee determines our overall compensation philosophy and sets the compensation of our executive officers, it looks to the officers identified below and the compensation consultants retained by the committee to work within the compensation philosophy to make recommendations to the committee with respect to both overall guidelines and specific compensation decisions. Each of our CEO and our Director of Human Resources also provide the Board and the compensation committee with his perspective on the performance of our executive officers as part of the annual personnel review and succession planning discussions as well as a self-assessment of his own performance. The committee establishes compensation levels for our CEO in consultation with the compensation consultants it retains, and our CEO is not present during any of these discussions. Our CEO recommends to the committee specific salary amounts for executive officers other than himself and provides recommendations on other compensation programs, and the committee considers those recommendations before marking final compensation decisions. Our CEO and our Director of Human Resources attend some of the compensation committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice. As discussed above, in 2008, the committee retained Mercer Human Resources Consulting to provide advice, its opinions, and resources to help develop and execute our overall compensation strategy. As part of its engagement, the compensation committee has directed the compensation consultants to work with our Director of Human Resources and other members of management to obtain information necessary for them to form their recommendations and evaluate management’s recommendations. The compensation consultants also meet with the committee during the committee’s regular meetings and in executive session, where no members of management are present, and with individual members of the committee outside of the regular meetings. As part of its engagement in 2008, Mercer evaluated proposed performance goals for 2008 for executive officers and the related equity and cash compensation guidelines, which includes an analysis of our performance and that of specified peer groups. Mercer was also heavily involved in our establishment of the long-term retention bonus plan in 2008.
Competitive considerations
To set total compensation guidelines, the compensation committee reviews market data of companies with which the compensation committee believes MercadoLibre competes for executive talent. To facilitate making external compensation comparisons, Mercer provided the compensation committee with competitive market data by analyzing proprietary third-party surveys and publicly-disclosed documents of companies in specified peer groups. The committee members also provide both anecdotal and specific information based on personal experience and industry contacts, particularly with respect to Latin America. The committee believes that it is necessary to consider this market data in making compensation decisions in order to attract and retain top-notch executive talent.

In 2008, the committee reviewed data from two peer groups, which consisted of the following technology companies and consumer products companies, which groups were based upon recommendations of Mercer:

Technology Peers	Consumer Products Peers

Dell	Cadbury Adams

Hewlett Packard	Danone

IBM	Kellogg

Microsoft	Kraft Foods

Sony	Nestle

AT&T	Coca Cola

Nokia	Pepsico

Colgate Palmolive

Procter & Gamble

Unilever
In deciding whether a company should be included in one of the peer groups, the committee considered the following screening criteria:
•	revenue;
•	market value;
•	historical growth rate;
•	number of employees;
•	primary line of business;
•	whether the company has a recognizable and well-regarded brand; and
•	whether we compete with that company for talent.
The committee expects to annually evaluate the peer group and make additions and omissions as necessary.
Elements of compensation
The compensation received by our executive officers consists of the following elements, each as more fully described below:
•	base salary;
•	annual bonus; and
•	long-term retention plan grants.
Base salary. Base salaries for our executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by the above peer companies for similar positions. Base salaries are reviewed at least annually, and adjusted from time to time to realign salaries with market levels based on the peer review and after taking into account individual responsibilities, performance and experience.

Base salaries of our named executive officers for 2008 were between $156,000 and $210,600, which represented increases between 8.6% to 20.0% over 2007. For 2009, given economic conditions, the committee has determined not to increase the base salaries in U.S. dollars of any of our executive officers, except for Stelleo Tolda, who received a promotion to Executive Vice President and Chief Operating Officer. The committee also instituted exchange rate caps on the executive officers’ base salaries in 2009 that limit the amount each executive officer is paid in local currency. The actual salary received by the executive may be less than the amount reported in U.S. dollars in the event of local currency devaluations.
Discretionary annual bonus. In addition to base salaries, our executive officers are eligible to receive discretionary annual bonuses. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and for achieving what the compensation committee believes to be value-creating milestones during the prior year. Our annual bonus is paid in cash in an amount reviewed and approved by our compensation committee and full board of directors. For 2008, each executive officer was eligible for a discretionary annual bonus up to an amount equal to approximately 115% of his annual base salary for Messrs. Galperín, Szekasy and Kazah and 62% of base salary for Messrs. Tolda and Gimenez.
The compensation committee uses annual incentive bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive officer, but relate generally to financial and operational targets as well as a qualitative assessment of the officer’s performance carried out by peers, subordinates and the officer’s direct supervisor. If established objective thresholds for the annual performance period are not met, the executive does not receive a bonus for the year. After the end of each fiscal year, the company’s actual performance is compared to the objectives to determine the annual bonus award payout.
In 2008, 95% of Mr. Galperín’s annual bonus was based on the company performance criteria described below and 5% was based on a survey of the members of our board of directors assessing his qualitative performance during the year. For each of our other executive officers, 85% of the award was granted based on company performance and 15% was based on individual performance, specifically, a report of the individual executive’s performance prepared by his supervisor based on criteria specific to his job responsibilities (10%) together with a 360 degree qualitative survey of the individual’s performance prepared by his colleagues (5%). For 2008, the committee selected net revenues minus bad debt, net income and free cash flow as the company performance measures. For Mr. Tolda, his company performance benchmarks were divided between those results for the company and for our operations in Brazil alone. In other words, 50% of his annual bonus was based on the net revenues minus bad debt, net income and free cash flow of MercadoLibre as a whole and 35% was based on the net revenues minus bad debt, net income and free cash flow of our Brazilian operations. Similarly, Mr. Gimenez’s company performance benchmarks were divided between the results of MercadoLibre as a whole (67.5%) and the net income of MercadoPago for the year (17.5%). The committee believes these metrics are the strongest drivers of long-term stockholder value for the company. These elements each track off a target number and have a percentage weight, resulting in a total performance metric for each executive officer. These elements and the mechanics of our annual bonus plan are more fully described below in the description of our 2008 long-term retention bonus plan.
Long-term retention bonus plan. As a private company, our compensation program consisted primarily of annual salary and bonus. In 2008, our compensation committee determined that MercadoLibre’s executive compensation program needed more focus on long-term incentives to assist in the retention of key employees that have valuable industry expertise and developed competencies. The committee then over several months met with management and Mercer to draft a retention plan that best met the committee’s goals of retention and incentivization. The committee discussed and considered the components of the grant — whether cash, stock, restricted stock, options or some other equity-based awards.
The Company analyzed the accounting impact of the new plan under the Financial Accounting Standard Board’s Statement of Financial Accounting Standards 123(R) and related literature and also assessed the tax impact on the Company and the executives with tax professionals, which was reviewed by the company’s auditors, Price Waterhouse & Co. S.R.L. Finally, the committee met with management to determine the best performance metrics and objectives to attach to the plan and decided to link these performance objectives to those applied to the annual bonus payments.
In August 2008, upon completion of an analysis of the various plan options and an evaluation of 2008 executive compensation as a whole, the committee and full board adopted the 2008 Long Term Retention Bonus Plan (the 2008 LTRP) to supplement salary and annual bonus in 2008, 2009, 2010 and 2011 and to enhance the long-term element of the company’s compensation program.
Awards under the 2008 LTRP were based upon an eligible participant’s attainment of certain performance goals in 2008. The 2008 performance elements were the same as for the annual bonus and are described in detail in the table on pages 18-19. Each award under the 2008 LTRP will be made in equal parts cash and shares of MercadoLibre common stock over a four-year period as described below in the following table. Payments and grants are weighted in future years to focus on long-term retention, with 61% of the award held back until years three and four. The portion of the award to be paid in the future will be forfeited if an employee leaves the company prior to the respective payment date.

The following table includes the 2008 base salary, 2008 annual bonus and the 2008 LTRP bonus of each named executive officer:

				Present Market
				Value of
			Present Market	Portion of 2008
			Value of Total	LTRP Bonus
		2008 Annual	2008 LTRP	Paid Out for
	2008 Salary	Bonus	Bonus(1)	2008(1), (2)
Marcos Galperin President and Chief Executive Officer	$210,600	$164,293	$365,505	$62,118
Hernan Kazah (3) Executive Vice President and Chief Operating Officer	$210,600	$166,058	$182,741	$31,059
Nicolas Szekasy (4) Executive Vice President and Chief Financial Officer	$210,600	$166,156	$182,741	$31,059
Stelleo Tolda (5), (6) Senior Vice President and Country Manager — Brazil	$229,155	$129,941	$131,513	$22,348
Osvaldo Gimenez Senior Vice President — Payments	$156,000	$55,822	$67,241	$11,429

(1)
Assuming continued employment by the executive through the below payment dates, the award described will be made in equal parts cash and MercadoLibre common stock in accordance with the following payment schedule:

•	Year One – 17% (8.5% in cash and 8.5% in common stock) paid on March 25, 2009;
•	Year Two – 22% (11% in cash and 11% in common stock) paid on March 31, 2010;
•	Year Three – 27% (13.5% in cash and 13.5% in common stock) paid on March 31, 2011; and
•	Year Four – 34% (17% in cash and 17% in common stock) paid on March 31, 2012.

The number of shares of the company’s common stock awarded for 2008 and to be awarded in future years under the 2008 LTRP and the equal split between cash and shares was and will be determined based upon the average closing sale price of the company’s common stock during the 30 days prior to January 1, 2008, the first day of the performance measuring period. Amounts described in the table represent the total dollar value of cash paid and the approximate present dollar value of shares granted based upon the closing sale price per share of MercadoLibre common stock of $24.22 on April 24, 2009. The company’s common stock is issued to participants under the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Plan or any future amendment to this plan.

(2)
Actual 2008 LTRP grants were as follows: Mr. Galperin: $42,500 in cash and 810 shares of MercadoLibre common stock; Mr. Kazah: $21,250, 405 shares; Mr. Szekasy: $21,250, 405 shares; Mr. Tolda: $15,300, 291 shares; Mr. Gimenez: $7,820, 149 shares.

(3)	Effective as of April 1, 2009, Mr. Kazah was appointed to serve as our chief financial officer.

(4)	Mr. Szekasy resigned from his position of Executive Vice President and Chief Financial Officer effective April 1, 2009.

(5)	In 2008, Mr. Tolda was compensated in Brazilian reais, thus his annual salary disclosed in U.S. dollars is approximate based on prevailing exchange rates.

(6)	Effective as of April 1, 2009, Mr. Tolda was appointed to serve as our chief operating officer.

Annual and 2008 LTRP bonus amounts were determined by the compensation committee at the end of the 2008 fiscal year based on each executive’s 2008 performance tally, which tally is based on the attainment of certain individual and company goals. In 2008, 95% of Mr. Galperín’s 2008 LTRP bonus was based on the company performance criteria described below and 5% was based on a survey of the members of our board of directors assessing his qualitative individual performance during the year. For our other executive officers, 85% of the award was granted based on the achievement of company performance objectives and 15% was based on the qualitative assessments of individual performance carried out on the executive officer. Each performance metric was determined by multiplying the percentage of each objective actually achieved by the weight of each element. Individual performance that meets expectations resulted in a 100% for that component, or an individual component score of five (5) for Mr. Galperín, and 15 for each of our other executive officers. Each metric was then added together to equal an executive’s total performance tally.
For 2008, the compensation committee established company performance objectives for each of:
•	net revenues minus bad debt;
•	net income; and
•	free cash flow.
The committee is given discretion to make adjustments to each element in order to reduce or eliminate the effect of unusual events and thus make better year over year performance comparisons. This process may involve subtracting or adding back both revenues and expenses from reported results to better reflect MercadoLibre’s core results. This policy also reflects the committee’s inability to predict unusual events when performance targets are established at the beginning of the fiscal year. For 2008, in early 2009, the chairman of the committee met with the company’s accounting staff and Director of Human Resources to analyze any appropriate adjustments. Together they prepared a detailed analysis of each performance element and the recommended adjustments and presented it to the committee for approval. After discussion, the committee made adjustments to the 2008 results for the following 2008 events: 2008 acquisition costs and revenues from businesses acquired during 2008, intracompany receivable expenses, expenses of the 2008 LTRP adopted in August 2008, foreign exchange gains in Venezuela, the expenses of our stock purchase plan entered into in November 2008, gains from the sales of puts in connection with our stock repurchase plan and broker fees related to our June 2008 decision to purchase office space.
As with the annual bonus calculation, for Mr. Tolda, his company performance benchmarks were divided equally between those results for the company and for our operations in Brazil alone. In other words, 42.5% of his 2008 LTRP bonus was based on the net revenues minus bad debt, net income and free cash flow of MercadoLibre as a whole and 42.5% was based on the net revenues minus bad debt, net income and free cash flow of our Brazilian operations. Similarly, Mr. Gimenez’s company performance benchmarks were divided between the results of MercadoLibre as a whole (67.5%) and the net income of MercadoPago for the year (17.5%).
The following table describes the components of each executive officer’s 2008 annual bonus and 2008 LTRP bonus and the percentage weight of each element:
2008 Annual Bonus and 2008 LTRP Bonus Components

					Brazil
					operations
					net		Brazil
	MercadoLibre net		MercadoLibre		revenues	Brazil	operations
	revenues	MercadoLibre	free	MercadoPago	minus bad	operations	free	Individual
	minus bad debt	net income	cash flow	net income	debt	net income	cash flow	performance
Marcos Galperín	47.5%	23.75%	23.75%	—	—	—	—	5%
Hernán Kazah	42.5%	21.25%	21.25%	—	—	—	—	15%
Nicolás Szekasy	42.5%	21.25%	21.25%	—	—	—	—	15%
Stelleo Tolda	25%	12.5%	12.5%	—	17.5%	8.75%	8.75%	15%
Osvaldo Gimenez	33.75%	16.875%	16.875%	17.5%	—	—	—	15%

The following table sets forth the elements included in the company performance tally and actual performance realized against those objectives:
2008 Annual Bonus and 2008 LTRP Bonus MercadoLibre Performance Elements

				% of
Element		2008 Actual,		Objective
(dollar value in millions)	2008 Actual	As Adjusted	2008 Objective	Achieved
Net revenues minus bad debt(1)	$128.4	$127.5	$145.3	75.6%
Net income(2)	$18.8	$22.7	$21.3	106.3%
Free cash flow(3)	$(10.6)	$20.8	$28.3	73.6%

(1)
For fiscal year 2008, MercadoLibre’s net revenues, determined in accordance with generally accepted accounting principles, less the portion of the company’s net revenues that are uncollectible and after adjustments for unusual items during 2008.

(2)	For fiscal year 2008, MercadoLibre’s net income, determined in accordance with generally accepted accounting principles and after adjustments for unusual items during 2008.

(3)	For fiscal year 2008, the net increase in MercadoLibre’s cash and cash equivalents and short-term and long-term investments and after adjustments for unusual items during 2008.
MercadoPago’s adjusted net income for 2008 achieved 84.3 % of Mr. Gimenez’s objective for the year. Mr. Tolda’s bonus payments were based in part on the results of our Brazil operations, which achieved 63.5%, 92.7% and 69.7% of 2008 objectives for each of adjusted Brazil net revenues minus bad debt, net income and free cash flow, respectively.
For 2008, the minimum performance tally for annual bonus and 2008 LTRP eligibility was 80%. In other words, if the executive officer’s performance tally had not equaled 80% or more, then the executive officer would not have received an annual cash bonus or 2008 LTRP bonus for the year. Since the 80% threshold was met, (i) each executive officer received the full amount of his 2008 LTRP bonus and (ii) each executive officer’s annual bonus equaled a percentage of his annual base salary within the established ranges, based upon his total performance tally. For example, if an officer’s performance tally equaled 80%, the officer would have received the minimum bonus according to his seniority, or 69% of base salary in the case of Messrs. Galperín, Szekasy and Kazah, and 31% of base salary in the case of Messrs. Tolda and Gimenez. If the performance tally equaled 90%, then the officer would have received the mid-point of the bonus range according to his seniority, or 92% of base salary in the case of Messrs. Galperín, Szekasy and Kazah, and 46% of base salary in the case of Messrs. Tolda and Gimenez. If the performance tally equaled 100% or higher, the officer would have received the maximum annual bonus, or 115% of base salary in the cases of Messrs. Galperín, Szekasy and Kazah, and 62% of base salary in the cases of Messrs. Tolda and Gimenez. Actual annual bonus amounts are based on a number of monthly salaries thus percentages are approximate.
In the past we have granted stock options and equity awards to our executive officers through our Amended and Restated 1999 Stock Option and Restricted Stock Plan, which was adopted by our board of directors to permit the grant of stock options and restricted stock to our employees. As of April 15, 2009, we had approximately 294,529 shares of common stock available for issuance under that plan. The Board has considered outstanding job performance, contributions to our company and achievement of other benchmarks in granting past awards. We have not adopted stock ownership guidelines for our executive officers.
Other compensation and benefits. We maintain broad-based benefits that are provided to certain full-time employees, including health insurance, extra vacation days, mobile telephones, parking spaces and subsidized English and/or Portuguese lessons. We also provide life insurance policies for some of our employees in Brazil. In certain cases, if an employee is asked to relocate temporarily to another country office, we will facilitate such employee’s relocation by acting as guarantors in residential apartment lease agreements and paying for relocation expenses. We do not have any pension plan for our employees, including our executive officers.
We have entered into employment agreements with each executive officer as described under “Employment Agreements.” Certain executive officers may also receive benefits in the event of a change in control of our company as described under “Potential payments upon termination or change in control.”
Conclusion
In evaluating the individual components of overall compensation for each of our executive officers, the compensation committee reviews not only the individual elements of compensation, but also total compensation and compares overall compensation to total compensation of similarly situated employees at the company’s peer companies. By design, a significant portion of the compensation awarded to our executive officers is contingent upon individual and company performance. The committee remains committed to this philosophy of pay-for-performance and will continue to review executive compensation programs for the best methods to promote stockholder value through employee incentives.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the committee recommends that it be included in this proxy statement.
COMPENSATION COMMITTEE
Martín de los Santos, Chairperson
Emiliano Calemzuk
Veronica Allende Serra
Summary compensation table
The following table sets forth compensation information for the years ended December 31, 2006, 2007 and 2008 for Marcos Galperín, our chief executive officer, Nicolás Szekasy, who served as our chief financial officer during the entirety of 2008, and our three other most highly compensated officers for the year ended December 31, 2008. These executive officers are referred to as the “named executive officers” elsewhere in this proxy statement. Mr. Gimenez first became a named executive officer in 2008 and, accordingly, only his compensation information for 2008 is presented below. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

								Non-Equity
								Incentive Plan
Name and				Bonus		Stock Awards	Option Awards	Compensation		All Other
Principal Position	Year	Salary ($)		($)		($) (4)	($)	($) (5)		Compensation ($)	Total ($)
Marcos Galperín	2008	210,600		—	(6)	69,547	—	207,423	(7)	—	487,570
President and Chief Executive Officer	2007	184,5lf00		75,000		—	—	277,500		—	462,000
	2006	159,900		—		—	—	123,036		—	282,935

Nicolás Szekasy	2008	210,600		—		34,774	—	187,406	(8)	—	432,780
Executive Vice President and Chief Financial Officer (1)	2007	177,750		—		—	—	202,500		—	380,250
	2006	154,050		—		—	—	123,562		—	277,612

Hernan Kazah	2008	210,600		—		34,774	—	187,308	(9)	—	482,682
Executive Vice President and Chief Financial Officer (2)	2007	177,750		—		—	—	202,500		—	380,250
	2006	154,050		—		—	—	121,983		—	277,612

Stelleo Tolda	2008	229,155	(10)	—		25,037	—	145,241	(11)	—	399,433
Executive Vice President and Chief Operating Officer (3)	2007	193,385		—		—	—	134,104		—	313,593
	2006	152,447		—		—	—	69,551		—	221,998

Osvaldo Gimenez	2008	156,000		—		12,797	—	63,642	(12)	—	232,439
Senior Vice President — Payments

(1)	Mr. Szekasy resigned as our chief financial officer effective as of April 1, 2009.

(2)	Effective as of April 1, 2009, Mr. Kazah was appointed to serve as our chief financial officer. Prior to this appointment, Mr. Kazah had been serving as our chief operating officer.

(3)
Effective as of April 1, 2009, Mr. Tolda was appointed to serve as our chief operating officer. Prior to this appointment, Mr. Tolda had been serving as our senior vice president and country manager-Brazil.

(4)
In accordance with SFAS No. 123(R), the amounts in this column reflect the compensation expense for our named executive officers recognized in the Company’s audited financial statements for the year ended December 31, 2008, which was 39.69% of the total expense of the stock awards granted under the LTRP. Assumptions used in the calculation of these amounts are included in Note 17 to the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(5)	In some cases, bonuses are paid in foreign currencies, which may result in variations from benchmarks when disclosed in U.S. dollars.

(6)	Includes one-time bonus of $75,000 paid in May 2007 upon filing for our initial public offering.

(7)
Includes (i) a discretionary bonus of $164,923 paid in cash in the first quarter of 2009 based upon Mr. Galperin’s 2008 performance tally and (ii) a bonus under the LTRP of $42,500 paid in cash in the first quarter of 2009, representing the first cash installment of the total LTRP bonus of $500,000 earned by Mr. Galperin in 2008. In the first quarter of 2009, Mr. Galperin also received 810 shares of our common stock (valued at $42,500) under the LTRP, representing the first share installment of the total LTRP bonus earned by Mr. Galperin in 2008. Assuming his continued employment as of the applicable payment date, we anticipate that the remainder of the $500,000 LTRP bonus earned by Mr. Galperin in 2008 will be paid as follows: $110,000 on March 31, 2010, $135,000 on March 31, 2011 and $170,000 on March 31, 2012, with each payment to be made 50% in cash and 50% in shares of our common stock.

(8)
Includes (i) a discretionary bonus of $166,156 paid in cash in the first quarter of 2009 based upon Mr. Szekasy’s 2008 performance tally and (ii) a bonus under the LTRP of $21,250 paid in cash in the first quarter of 2009, representing the first cash installment of the total LTRP bonus of $250,000 earned by Mr. Szekasy in 2008. In the first quarter of 2009, Mr. Szekasy also received 405 shares of our common stock (valued at $21,250) under the LTRP, representing the first share installment of the total LTRP bonus earned by Mr. Szekasy in 2008. In light of Mr. Szekasy’s resignation as of April 1, 2009, we do not anticipate that Mr. Szekasy will receive the remainder of the $250,000 LTRP bonus earned by him in 2008.

(9)
Includes (i) a discretionary bonus of $166,058 paid in cash in the first quarter of 2009 based upon Mr. Kazah’s 2008 performance tally and (ii) a bonus under the LTRP of $21,250 paid in cash in the first quarter of 2009, representing the first cash installment of the total LTRP bonus of $250,000 earned by Mr. Kazah in 2008. In the first quarter of 2009, Mr. Kazah also received 405 shares of our common stock (valued at $21,250) under the LTRP, representing the first share installment of the total LTRP bonus earned by Mr. Kazah in 2008. Assuming his continued employment as of the applicable payment date, we anticipate that the remainder of the $250,000 LTRP bonus earned by Mr. Kazah in 2008 will be paid as follows: $55,000 on March 31, 2010, $67,500 on March 31, 2011 and $85,000 on March 31, 2012, with each payment to be made 50% in cash and 50% in shares of our common stock.

(10)	Prior to 2009, Mr. Tolda was compensated in Brazilian reais thus his annual salary disclosed in U.S. dollars is approximate based on prevailing exchange rates

(11)
Includes (i) a discretionary bonus of $129,941 paid in cash in the first quarter of 2009 based upon Mr. Tolda’s 2008 performance tally and (ii) a bonus under the LTRP of $15,300 paid in cash in the first quarter of 2009, representing the first cash installment of the total LTRP bonus of $180,000 earned by Mr. Tolda in 2008. In the first quarter of 2009, Mr. Tolda also received 291 shares of our common stock (valued at $15,300) under the LTRP, representing the first share installment of the total LTRP bonus earned by Mr. Tolda in 2008. Assuming his continued employment as of the applicable payment date, we anticipate that the remainder of the $180,000 LTRP bonus earned by Mr. Tolda in 2008 will be paid as follows: $39,600 on March 31, 2010, $48,600 on March 31, 2011 and $61,200 on March 31, 2012, with each payment to be made 50% in cash and 50% in shares of our common stock.

(12)
Includes (i) a discretionary bonus of $55,822 paid in cash in the first quarter of 2009 based upon Mr. Gimenez’s 2008 performance tally and (ii) a bonus under the LTRP of $7,820 paid in cash in the first quarter of 2009, representing the first cash installment of the total LTRP bonus of $92,000 earned by Mr. Gimenez in 2008. In the first quarter of 2009, Mr. Gimenez also received 149 shares of our common stock (valued at $7,820) under the LTRP, representing the first share installment of the total LTRP bonus earned by Mr. Gimenez in 2008. Assuming his continued employment as of the applicable payment date, we anticipate that the remainder of the $92,000 LTRP bonus earned by Mr. Gimenez in 2008 will be paid as follows: $20,240 on March 31, 2010, $24,840 on March 31, 2011 and $31,280 on March 31, 2012, with each payment to be made 50% in cash and 50% in shares of our common stock.

Grants of plan-based awards
The table below summarizes plan-based awards granted under to our named executive officers in 2008.
2008 Grants of Plan Based Awards

	Estimated Future Payouts Under Non-Equity						Estimated Future Payouts Under Equity
	Incentive Plans						Incentive Plans (1)
	Threshold		Target		Maximum		Threshold	Target		Maximum
Name	($)		($)		($)		($)	($) (3)		($)
Marcos Galperín	145,314	(1)	193,752	(1)	242,190	(1)
			250,000	(2)				250,000	(2), (4)
Nicolás Szekasy	145,314	(1)	193,752	(1)	242,190	(1)
			125,000	(2)				125,000	(2), (5)
Hernán Kazah	145,314	(1)	193,752	(1)	242,190	(1)
			125,000	(2)				125,000	(2), (6)
Stelleo Tolda	71,038	(1)	105,411	(1)	142,076	(1)
			90,000					90,000	(2), (7)
Osvaldo Gimenez	48,360	(1)	71,760	(1)	96,720	(1)
			46,000					46,000	(2), (8)

(1)
The amount set forth reflects the annual discretionary cash bonus amounts that potentially could have been earned during 2008 based upon the executive’s performance tally. The actual discretionary cash bonuses earned in 2008 by our named executive officers has been determined and were paid in the first quarter of 2009. The amounts paid are included in the 2008 row of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Awards under our LTRP are payable 50% in cash and 50% in common stock. Under the LTRP for 2008, if an executive qualifies for an award under the LTRP based upon the 2008 performance tally, the award will be made in equal parts cash and our common stock in accordance with the following payment schedule (provided that the executive continues to be employed by us through the applicable payment date):

	•	Year One — Paid promptly following the Compensation Committee review and approval of 2008 company performance results: 17% (8.5% in cash and 8.5% in common stock);
•	Year Two — Paid on March 31, 2010: 22% (11% in cash and 11% in common stock);
•	Year Three — Paid on March 31, 2011: 27% (13.5% in cash and 13.5% in common stock); and
•	Year Four — Paid on March 31, 2012: 34% (17% in cash and 17% in common stock).

(3)
The number of shares of the company’s common stock awarded for 2008 and to be awarded in future years under the 2008 LTRP was and will be determined based upon the average closing sale price of the company’s common stock during the 30 days prior to January 1, 2008, the first day of the performance measuring period ($52.40).

(4)
No shares of common stock were issued to Mr. Galperin in 2008. On March 24, 2009, we issued 810 shares of our common stock to Mr. Galperin, which represented the first share installment of the total LTRP bonus earned by Mr. Galperin in 2008. Subject to his continued employment as of the applicable payment date, we will issue to Mr. Galperin 1049, 1288 and 1622 shares of common stock on each of March 31, 2010, 2011 and 2012, respectively.

(5)
No shares of common stock were issued to Mr. Szekasy in 2008. On March 24, 2009, we issued 405 shares of our common stock to Mr. Szekasy, which represented the first share installment of the total LTRP bonus earned by Mr. Szekasy in 2008. In light of Mr. Szekasy’s resignation as of April 1, 2009, we do not anticipate that Mr. Szekasy will receive the remainder of the LTRP bonus earned by him in 2008.

(6)
No shares of common stock were issued to Mr. Kazah in 2008. On March 24, 2009, we issued 405 shares of our common stock to Mr. Kazah, which represented the first share installment of the total LTRP bonus earned by Mr. Kazah in 2008. Subject to his continued employment as of the applicable payment date, we will issue to Mr. Kazah 524, 644 and 811 shares of common stock on each of March 31, 2010, 2011 and 2012, respectively.

(7)
No shares of common stock were issued to Mr. Tolda in 2008. On March 24, 2009, we issued 291 shares of our common stock to Mr. Tolda, which represented the first share installment of the total LTRP bonus earned by Mr. Tolda in 2008. Subject to his continued employment as of the applicable payment date, we will issue to Mr. Tolda 377, 463 and 583 shares of common stock on each of March 31, 2010, 2011 and 2012, respectively.

(8)
No shares of common stock were issued to Mr. Gimenez in 2008. On March 24, 2009, we issued 149 shares of our common stock to Mr. Gimenez, which represented the first share installment of the total LTRP bonus earned by Mr. Gimenez in 2008. Subject to his continued employment as of the applicable payment date, we will issue to Mr. Gimenez 193, 237 and 298 shares of common stock on each of March 31, 2010, 2011 and 2012, respectively.

Employment agreements
We have previously entered into employment agreements with each of the above-listed executive officers. The term of each of these employment agreement is for an undetermined period.
Each executive officer party to the employment agreements is entitled to receive the base salary set forth in such executive officer’s employment agreement, subject to the raises that we have awarded to those executive officers throughout the terms of their employment. In addition to base salary, the executive officers may receive bonus compensation as we, in our sole discretion, elect to pay them in accordance with the bonus plan policy. The executive officers are also entitled to reimbursement for reasonable out-of-pocket expenses that they incur on our behalf in the performance of their duties as executive officers.
The employment agreements provide that, during an executive officer’s employment and for so long afterwards as any pertinent information remains confidential, such executive officer will not use or disclose any confidential information that we use, develop or obtain. The agreements provide that all work product relating to our business belongs to us or our subsidiaries, and the executive officer will promptly disclose such work product to us and provide reasonable assistance in connection with the defense of such work product.
The agreements also provide that, during an executive officer’s employment, and for a period of one year after the end of an executive officer’s employment in the event of termination without “just cause,” and two years in the event of resignation or termination for “just cause” (the “non-competition period”), the executive officer will not (1) compete directly or indirectly with us, (2) induce our or our subsidiaries’ employees to terminate their employment with us or to engage in any competitive business or (3) solicit or do business with any of our present, past or prospective customers or the customers of our subsidiaries.

Long-Term Retention Program
In August 2008, our board adopted the LTRP for executives designed to assist us in the retention of key employees that have valuable industry experience and developed competencies. Awards under the LTRP will be made by the compensation committee on an annual basis based upon an eligible participant’s attainment of certain performance goals. Each award under the LTRP will be made in equal parts cash and shares of the our common stock over a four year period. Each executive qualified for an award under the LTRP based upon a 2008 performance tally and each award will be made in equal parts cash and our common stock in accordance with the following payment schedule (provided that the executive continues to be employed by us through the applicable payment date):
•	Year One — Paid on March 24, 2009: 17% (8.5% in cash and 8.5% in common stock);
•	Year Two — Paid on March 31, 2010: 22% (11% in cash and 11% in common stock);
•	Year Three — Paid on March 31, 2011: 27% (13.5% in cash and 13.5% in common stock); and
•	Year Four — Paid on March 31, 2012: 34% (17% in cash and 17% in common stock).
The number of shares of our common stock awarded will be determined based upon the average closing price of our common stock during the 30 days prior to the date of the award. See “Compensation Discussion and Analysis” for additional discussion of the LTRP.
Outstanding equity awards at December 31, 2008
The following table provides information on the current holdings of stock options by the named executive officers at December 31, 2008.

Option Awards
Number of Securities Underlying
	Unexercised Options		Option
	Exercisable	Unexercisable	Exercise	Option Expiration
Name	(#)	(#)	Price	Date
Marcos Galperín	—	—	—	—
Nicolás Szekasy (1)	—	—	—	—
Hernán Kazah	—	—	—	—
Stelleo Tolda	4,687	-0-	$0.01	01/01/14
Osvaldo Gimenez	5,313	-0-	$1.50	07/01/14

(1)	Mr. Szekasy resigned as our chief financial officer effective as of April 1, 2009.
Exercise of stock options and stock vested during 2008
The following table sets forth information regarding the number and value of stock options exercised during 2008 by our named executive officers. None of our named executive officers held restricted stock which vested during 2008.

	Option Awards
	Number of Shares Acquired
	on Exercise	Value Realized on Exercise
Name	(#)	($)
Osvaldo Gimenez	5,000	50,650
Our stock and stock option plans
Amended and Restated 1999 Stock Option and Restricted Stock Plan
Our Stock Option Plan was adopted by the board on November 3, 1999. The Stock Option Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to our employees, and non-qualified stock options and restricted stock to our employees, directors, agents, advisors, independent consultants and contractors. Incentive stock options and non-qualified stock options are referred to as “stock options,” and together with restricted stock are referred to as “awards.” At December 31, 2008, options to purchase a total of 53,919 shares of common stock were outstanding at a weighted average price of $1.23 per share. The Stock Option Plan will terminate on November 3, 2009 or earlier if so determined by our board.

Number of shares of common stock available under the stock option plan. A total of 4,732,400 shares of common stock were reserved for issuance pursuant to the Stock Option Plan. Shares covered by awards that are forfeited or terminated without exercise will be available for future awards. The shares of common stock issuable under the Stock Option Plan shall be (1) authorized but unissued shares, (2) shares of common stock held in our treasury, or (3) a combination of (1) and (2).
Administration of the stock option plan. The Stock Option Plan is administered by our board or a committee appointed by the board (the body in charge of administering the Stock Option Plan is referred to as the “administrator”). If the common stock is registered under Section 12(b) or 12(g) of the Exchange Act, the board shall consider in selecting the administrator and the membership of any committee acting as administrator the provisions of Section 162(m) of the Internal Revenue Code regarding “outside directors” and the provisions of Rule 16b-3 under the Exchange Act regarding “non-employee directors.” The administrator determines the recipients of awards, times at which awards are granted, number of shares subject to each type of award, the time for vesting of each award and the duration of the exercise period for options.
Price, exercise and termination of awards. The exercise price for each share of common stock subject to an option is determined by the administrator, and in the case of an incentive stock option the exercise price cannot be less than 100% of the fair market value of the shares of common stock on the date of the grant (or 110% in the case of employees who directly or indirectly own more than 10% of the total combined voting power of all classes of our stock).
Options are exercisable on their vesting date, which is determined by the administrator and set forth in the Award Agreement governing any particular option. Vesting dates can be accelerated on the occurrence of a specified event, as provided in an Award Agreement, or can be accelerated at the discretion of the administrator.
If a participant in the Stock Option Plan ceases to be employed or perform services for us, we have the right to repurchase any unvested shares at the exercise price paid per share. The terms and procedures of a repurchase are to be set forth in the Award Agreement that governs the relevant unvested shares.
If an option expires or is terminated or canceled without having been exercised it shall become null and void and of no further force and effect. The term of an option may not exceed beyond the tenth anniversary on which the option is granted (or the fifth anniversary in the case of incentive stock options granted to employees who directly or indirectly own 10% of the total combined voting power of all classes of our stock.) An option terminates 30 days after a participant ceases to be an employee or director as a result of a termination without cause, and after 10 days of termination in the case of a termination for cause. Cause includes the conviction of a crime involving fraud, theft, dishonesty or moral turpitude, the participant’s continuous disregard of or willful misconduct in carrying lawful instructions of superiors, continued use of alcohol or drugs that interfered with the performance of the participant’s duties, the conviction of participant for committing a felony or similar foreign crime, and any other cause for termination set forth in a participant’s employment agreement. An option terminates 10 days after a participant ceases to be an independent consultant, contractor or advisor to us or agent of ours for any reason. It also terminates three months after the death or permanent disability of a participant, or, if the participant is a party to an employment agreement, the disability of such participant as defined in the employment agreement. Other reasons for termination may be set out in the Award Agreement.
An option will not be considered an incentive stock option to the extent that the aggregate fair market value (on the date of the grant of the incentive stock option) of all stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year is greater than $100,000. No option shall be affected by a change of duties or position of a participant (including transfer to our subsidiaries) as long as the participant continues to be our employee or an employee of our subsidiaries.
Adjustments upon the occurrence of material transactions. In the event we undergo dissolution or liquidation, a reorganization, merger or consolidation in which we are not the surviving entity, or a sale of all or substantially all of our assets (each, a “Material Transaction”) holders of options will be given 10-day prior written notice and will decide within those 10 days whether to exercise their respective options. Any option that is not so exercised will terminate. However, such notice and exercise mechanism would not apply if provision is made in connection with a Material Transaction for assumption of outstanding options, or substitution of options for new options or equity securities, with any appropriate adjustments as to the number, kind and prices of shares subject to options.
Transferability. Unless the prior written consent of the administrator is obtained, no option can be assigned or otherwise transferred by any participant except by will or by the laws of descent and distribution. Except in the case of an approved transfer, an option may be exercised during the lifetime of a participant only by the participant or his/her legal representative if the participant is legally disabled.

Restricted stock. Restricted stock awards are awards of shares of common stock that vest according to the terms and conditions established by the administrator. The administrator may impose whatever restrictions on transferability, risk of forfeiture and other restrictions as it determines. A holder of restricted stock has the rights of a stockholder, including the right to vote the restricted stock. During the restricted period applicable to the restricted stock, it may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered. Except as otherwise determined by the administrator, restricted stock that is subject to restrictions is subject to forfeiture upon termination of a participant’s employment.
Amendment. The board may modify the Stock Option Plan at any time. The approval by a majority of our stockholders is necessary if required by law or necessary to comply with any applicable laws and regulations. No amendment will affect the terms of any award granted prior to the effectiveness of such amendment, except with the consent of the holder of the award.
Pension benefits
We do not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of any of our employees. However, as required by law in certain countries where we operate, we deduct a percentage of each employee’s salary, including our executive officers, and remit it to governmental social security agencies or private pension fund administrators, depending on the regulatory regime established in each country.
Nonqualified defined contribution and other nonqualified deferred compensation plans
We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Potential payments upon termination or change in control
We may terminate an executive officer’s employment in the event that we determine, in our sole discretion, that there is “just cause” (as defined below). If we terminate an executive officer’s employment for “just cause,” such executive officer will not be entitled to receive any severance benefits, except for severance obligations mandated under the laws of the country where the executive officer resides. If we terminate the executive officer’s employment without “just cause,” such executive officer shall be entitled to a severance payment in an amount equal to one year’s gross base salary.
“Just cause” means and includes (1) the commission by the executive officer of any gross misconduct or any offense serious enough for the relationship to become impossible to continue, including without limitation, the executive officer’s willful and continuing disregard of the lawful written instructions of our board or such executive officer’s superiors, (2) any action or any omission by the executive officer, resulting in such executive officer’s breach of his duty of loyalty or any act of self-dealing, (3) any material breach by the executive officer of his duties and obligations under the employment agreement as decided by our board and (4) the executive officer’s conviction, in our board of director’s sole discretion, of any serious crime or offense for violating any law (including, without limitation, theft, fraud, paying directly or indirectly bribes or kick-backs to government officials, the crimes set forth in the U.S. Foreign Corrupt Practices Act of 1977 or the foreign equivalent thereof and the executive officer’s embezzlement of funds of the company and any of our affiliates.)
In September of 2001, we implemented the 2001 Management Incentive Bonus Plan, or the Incentive Plan. As established in the Incentive Plan, our chief executive officer established which officers would be eligible for the Incentive Plan. Pursuant to the Incentive Plan, in the event our company is sold, the eligible officers, as a group, are entitled to receive a “sale bonus” and a “stay bonus.” If the purchase price is equal to or greater than $20,000,000 then the eligible officers are entitled to receive (1) a sale bonus equal to 5.5% of the purchase price and (2) a stay bonus equal to 7.1% of the purchase price, subject in both cases to a maximum combined cap of $78,335,000. If the purchase price is less than $20,000,000, then the eligible officers, as a group, are entitled to receive the “stay bonus” only. The bonuses are divided between the eligible officers according to the participation percentages established by our chief executive officer, in accordance with the Incentive Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No compensation committee interlocks or insider participation on compensation decisions exist. All members of our compensation committee are independent in accordance with the Company’s criteria.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Office lease
We lease office space from Curtidos San Luis S.A. The managers and stockholders of the controlling company of Curtidos San Luis S.A. are immediate family members of our director, president and chief executive officer, Marcos Galperín. We paid rent to Curtidos San Luis S.A. in the amount of $868,803 in the year ended December 31, 2008.
Relationships with director
Mr. Levy is a Managing Director of General Atlantic and a Managing Member of GAPCO III and GAPCO IV, each of which is a stockholder of our company. See “Beneficial Ownership of Our Common Stock.”
Indemnification agreements
We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the fullest extent permitted by Delaware law.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
The board has delegated to the audit committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” (as defined in Item 404 of Regulation S-K”) has a direct or indirect material interest. Transactions that fall within this definition will be referred to the audit committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of MercadoLibre.

AUDIT COMMITTEE REPORT
Pursuant to SEC rules for proxy statements, the audit committee of our board has prepared the following Audit Committee Report. The audit committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the audit committee.
The audit committee of our board is composed of Mario Vázquez (Chairman), Martin de los Santos and Anton Levy. The audit committee operates under a written charter, which is posted on our website. The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.
The audit committee also has discussed with Price Waterhouse & Co. S.R.L. the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended.
The audit committee has received the written disclosures and the letter from Price Waterhouse & Co. S.R.L. required by applicable requirements of the Public Company Accounting Oversight Board regarding Price Waterhouse & Co. S.R.L.’s communications with the audit committee concerning independence and has discussed with Price Waterhouse & Co. S.R.L. its independence.
Based on the audit committee’s discussions with management and Price Waterhouse & Co. S.R.L., the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.
The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.
AUDIT COMMITTEE
Mario Vázquez, Chairman
Martin de los Santos
Anton Levy
February 23, 2009

PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit and Non-Audit Fees
In connection with the audit of the 2008 financial statements, we entered into an engagement agreement with Price Waterhouse & Co. S.R.L. that sets forth the terms by which Price Waterhouse & Co. S.R.L. will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and a mutual exclusion of damages other than the prevailing party’s actual damages.
The following is a description of the fees billed and to be billed to us by Price Waterhouse & Co. S.R.L. for the years ended 2008 and 2007.

	Year Ended December 31,
	2008	2007
Audit Fees	$1,293,592	$636,595
Audit-related fees	3,333	258,870
Tax fees	49,245	63,119
All other fees	11,560	3,030

Total	$1,357,730	$961,614
Audit Fees
Audit fees represent the aggregate fees billed to us by Price Waterhouse & Co. S.R.L. during the applicable fiscal year in connection with the annual audit of our consolidated financial statements, the audit of our internal control over financial reporting, Price Waterhouse & Co. S.R.L.’s review of our interim financial statements and Price Waterhouse’s review of our Annual Report on Form 10-K. Audit fees also include fees for services performed by Price Waterhouse & Co. S.R.L. that are closely related to the audit and in many cases could only be provided by our independent registered public accounting firm. Such services include consents related to SEC registration statements and certain reports relating to our regulatory filings.
Audit Related Fees
Audit related fees represent the aggregate fees billed to us by Price Waterhouse & Co. S.R.L. during the applicable fiscal year for assurance and related services reasonably related to the performance of the audit of our annual financial statements for those years. In 2007, audit-related fees include IPO fees and fees related to the review of our internal control over financial reporting.
Tax Fees
Tax fees represent the aggregate fees billed to us by Price Waterhouse & Co. S.R.L. during the applicable years for tax compliance, tax planning and tax advice.
All Other Fees
All other fees represent the aggregate fees billed to us by Price Waterhouse & Co. S.R.L. during the applicable fiscal year for those permissible non-audit services that the audit committee believes are routine and recurring and would not impair the independence of the independent registered public accounting firm and are consistent with the Securities and Exchange Commission’s rules on auditor independence. In 2007 and 2008, these fees primarily relate to the cost of certain website and software access Price Waterhouse & Co. S.R.L. makes available to its customers.

Audit Committee Pre-Approval Policy
The audit committee’s policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the audit committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for all services to be performed by the independent registered public accounting firm are established periodically by the audit committee, detailed as to the particular service or category of services to be performed and implemented by our financial officers. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the audit committee for a particular service or category of services require separate and specific pre-approval by the audit committee prior to the performance of services. For each fiscal year, the audit committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services. The audit committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the audit committee will consider whether such services are consistent with the SEC rules on auditor independence.
All of the 2007 and 2008 fees paid to Price Waterhouse & Co. S.R.L. described above were pre-approved by the audit committee in accordance with the Audit Committee Pre-Approval Policy.

PROPOSAL TWO
ADOPTION OF THE 2009 EQUITY COMPENSATION PLAN
At the 2009 Annual Meeting, the stockholders will be asked to approve the adoption of the 2009 Plan. In April 2009, the compensation committee recommended, and the full board adopted the 2009 Plan. However, no award will be exercisable by any award recipient unless and until the 2009 Plan has been approved by the stockholders. We have not made any awards to date under the 2009 Plan. We are asking our stockholders to adopt the 2009 Plan solely due to the expiration of the Amended and Restated 1999 Stock Option and Restricted Stock Plan. Adoption of the 2009 Plan does not give authority to MercadoLibre to issue any more shares than are currently available under the 1999 Plan. In summary, the 2009 Plan merely extends the expiration date of the current plan and incorporates other minor updates customary for public companies. If approved, the 2009 Plan will have the exact same number of shares available for issuance as remain under the 1999 Plan and will function in a substantially similar fashion. If our stockholders approve the 2009 Plan, the 1999 Plan will be immediately terminated and no further awards will be made under the 1999 Plan.
Our 1999 Stock Plan is scheduled to expire on November 3, 2009. The compensation committee and the full board of directors believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. 294,529 shares remain available for future issuance under the 1999 Plan. This amount includes the number of shares we expect to issue to our executives under the LTRP assuming the continued employment of the subject executive as of the applicable issuance date. If the 2009 Plan is not approved by the stockholders, upon expiration of the 1999 Plan, we will not have any effective equity compensation plans pursuant to which we will be able to reward persons who directly or indirectly contribute to our growth and success.
Summary of the 2009 Plan
The following summary of the 2009 Plan is qualified in its entirety by the specific language of the 2009 Plan, which is included in this proxy statement as Appendix A.
Background and Purpose. The 2009 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to our employees, non-qualified stock options, restricted stock and common stock to our employees, directors, agents, advisors, independent consultants and contractors. The purpose of the 2009 Plan is to provide us with a means of rewarding outstanding performance to MercadoLibre and to further our growth and success of by enabling key contributors to MercadoLibre to acquire shares of our common stock, thereby increasing their personal growth and success.
Common Stock Available Under the 2009 Plan. A total of 294,529 shares of our common stock will be reserved for issuance pursuant to the 2009 Plan. Shares covered by awards that are forfeited or terminated without exercise will be available for future awards. The shares of common stock issuable under the Stock Option Plan include (1) authorized but unissued shares, (2) shares of common stock held in our treasury, (3) shares acquired by us on any stock exchange on which our shares are traded or (3) a combination of (1), (2) and (3).
Administration of the 2009 Plan. The 2009 Plan is administered by our board or a committee appointed by the board (the body in charge of administering the Stock Option Plan is referred to as the “administrator”). Under the 2009 Plan, in selecting the administrator and the membership of any committee acting as administrator, the board is required to consider the provisions of Section 162(m) of the Internal Revenue Code regarding “outside directors” and the provisions of Rule 16b-3 under the Exchange Act regarding “non-employee directors.” Under our compensation committee charter, our board has delegated to the compensation committee responsibility for administering our stock plans, which will include the 2009 Plan. The administrator determines the recipients of awards, times at which awards are granted, number of shares subject to each type of award, the time for vesting of each award and the duration of the exercise period for options.
Eligibility. Stock options, restricted stock and common stock may be granted under the 2009 Plan to persons who are employees, directors, agents, advisors, independent consultants and contractors of MercadoLibre or any of our subsidiaries. Incentive stock options may be granted only to employees. As of December 31, 2008, we had 1,295 employees, eight directors (including one employee director) and a number of advisors, independent consultants and contractors.

Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement and is subject to the following terms and conditions:
Number of Options. The administrator will determine the number of shares granted to any eligible individual pursuant to a stock option.
Exercise Price. The administrator will determine the exercise price of options granted under our Plan at the time the options are granted, but the exercise price must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock generally is determined with reference to the closing sale price for the stock (or the closing bid if no sales were reported) on the day the option is granted. As of April 15, 2009, the closing price of the common stock as reported on The Nasdaq Global Market was $22.02 per share. The 2009 Plan expressly prohibits the repricing of stock options without the approval of stockholders.
Exercise of Option; Form of Consideration. The administrator determines when options become exercisable. Vesting dates can be accelerated on the occurrence of a specified event, as provided in an Award Agreement, or can be accelerated at the discretion of the administrator. The means of payment for shares issued upon exercise of an option is determined by the administrator upon grant of the option. The 2009 Plan permits payment to be made by cash, check, other shares of our common stock held by the option holder for at least six months, cashless exercises, any combination of the prior methods of payment or any other form of consideration determined by the administrator.
Term of Option. The term of stock options will be stated in the award agreement. However, the term of an stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option must not exceed five years. No option may be exercised after the expiration of its term.
Termination of Service. Unless otherwise determined by the administrator in its sole discretion, the unexercised portion of any option granted under the 2009 Plan will automatically terminate 30 days after the participant ceases to be an employee or director as a result of a termination without cause, 10 days after the participant ceases to be an employee or director as a result of a termination with cause or resignation and 10 days after a participant ceases to be an independent consultant, contractor or advisor to us or agent of ours for any reason. Cause includes the conviction of a crime involving fraud, theft, dishonesty or moral turpitude, the participant’s continuous disregard of or willful misconduct in carrying lawful instructions of superiors or misconduct in carrying out his position or duties, continued use of alcohol or drugs that interfered with the performance of the participant’s duties, the conviction of participant for committing a felony or similar foreign crime, and any other cause for termination set forth in a participant’s employment agreement. In addition, unless otherwise determined by the administrator in its sole discretion, the unexercised portion of any option granted under the 2009 Plan will automatically terminate three months after the death or permanent disability of a participant, or, if the participant is a party to an employment agreement, the disability of such participant as defined in the employment agreement. Other reasons for termination may be set out in the Award Agreement.
Nontransferability of Options. Unless the prior written consent of the administrator is obtained, no option can be assigned or otherwise transferred by any participant except by will or by the laws of descent and distribution. Except in the case of an approved transfer, an option may be exercised during the lifetime of a participant only by the participant or his/her legal representative if the participant is legally disabled.
Adjustments Upon the Occurrence of Material Transactions. In the event we undergo dissolution or liquidation, a reorganization, merger or consolidation in which we are not the surviving entity, or a sale of all or substantially all of our assets (each, a “Material Transaction”) holders of options will be given 10-day prior written notice and will decide within those 10 days whether to exercise their respective options. Any option that is not so exercised will terminate. However, such notice and exercise mechanism would not apply if provision is made in connection with a Material Transaction for assumption of outstanding options, or substitution of options for new options or equity securities, with any appropriate adjustments as to the number, kind and prices of shares subject to options.
Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest according to the terms and conditions established by the administrator. The administrator may impose whatever restrictions on transferability, risk of forfeiture and other restrictions as it determines. A holder of restricted stock has the rights of a stockholder, including the right to vote the restricted stock. During the restricted period applicable to the restricted stock, it may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered. Except as otherwise determined by the administrator, restricted stock that is subject to restrictions is subject to forfeiture upon termination of a participant’s employment.

Condition Specific to Incentive Stock Options. An option will not be considered an incentive stock option to the extent that the aggregate fair market value on the date of the grant of the incentive stock option of all stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year is greater than $100,000. No option shall be affected by a change of duties or position of a participant (including transfer to our subsidiaries) as long as the participant continues to be our employee or an employee of our subsidiaries.
Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of a stock split, reverse stock split or recapitalization or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the administrator will make the adjustments to the number and class of shares of common stock subject to the 2009 Plan and the number, class and price of shares of common stock subject to any outstanding award. Any adjustments so made will be made in such a manner so as not to cause the award to become subject to the provisions of Section 409A of the Code or otherwise violate Section 424 of the Code.
Amendment and Termination of the 2009 Plan. The 2009 Plan will automatically terminate in 2019, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate our Plan provided it does not adversely affect any award previously granted under our Plan; provided, however, that the approval by our stockholders is necessary to amend the 2009 Plan if required by law or as necessary to comply with any applicable laws and regulations. In addition, no amendment will affect the terms of any award granted prior to the effectiveness of such amendment, except with the consent of the holder of the award.
U.S. Federal Income Tax Information
Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.
Non-qualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Restricted Stock. A participant generally will not have taxable income at the time an award of restricted stock. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Restrictions on Resale
Shares of common stock acquired by participants pursuant to the 2009 Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. If the 2009 Plan is approved by the stockholders, we intend to file a Registration Statement on Form S-8 registering the 294,529 shares reserved for issuance under awards to be granted pursuant to the 2009s Plan.
Awards Under the 2009 Plan
Awards under the 2009 Plan will be made at the discretion of our board, upon the recommendation of the compensation committee. Except for restricted shares issuable to our directors in accordance with our director compensation policy and shares of common stock issuable to our executives under our long-term retention plan, our board and compensation committee have not made any decisions regarding the amount and type of awards that are to be made under the 2009 Plan in the future. The following table sets forth information concerning the aggregate dollar value of restricted share and share awards expected to be paid to our directors and our executives in future years under the director compensation policy and long-term retention plan, respectively. The number of shares issuable will be based upon the fair market value of our common stock on the share grant date and, accordingly, as of the date hereof, the number of restricted shares and shares issuable for anticipated awards is not determinable.

	Dollar Value of Anticipated	Number of Shares to be
	Awards under Director-	Issued under Director
	Compensation Policy or	Compensation Policy or
	Long-Term Retention Plan,	Long-Term Retention
Name and Position	As Applicable	Plan, As Applicable
Marcos Galperín	$207,500	3,953
Nicolás Szekasy	—	—
Hernan Kazah	$103,750	1,976
Stelleo Tolda	$74,700	1,423
Osvaldo Gimenez	$38,180	727
Executive Officers as a Group	$424,130	8,092
Non-Employee Directors as a Group	$225,000	Not determinable
Non-Executive Officer Employees as a Group	$395,287	7,530
The following table sets forth information concerning stock-related awards made during fiscal year 2008 under the 1999 Plan to our named executive officers, executive officers as a group, non-employee directors as a group, and non-executive officer employees as a group. This information may not be indicative of awards that will be made under the 2009 Plan in future years.

Dollar Value of
	Number of	Restricted Stock
	Restricted Shares	Awards Issued in
Name and Position	Issued in Fiscal 2008	Fiscal 2008
Marcos Galperín	—	—
Nicolás Szekasy	—	—
Hernan Kazah	—	—
Stelleo Tolda	—	—
Osvaldo Gimenez	—	—
Executive Officers as a Group	—	—
Non-Employee Directors as a Group	1,948	$93,970
Non-Executive Officer Employees as a Group	—	—
Other Considerations
Future issuances of shares of common stock pursuant to the 2009 Plan may have the effect of diluting the voting rights and could dilute equity and earnings per share of existing stockholders. In addition, the availability of additional shares of common stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of MercadoLibre. However, our board’s purpose in recommending this proposal is not as an anti-takeover measure. Further, as discussed above, adoption of the 2009 Plan does not make available for issuance any additional shares than the amount currently available.

Our board believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to the business and financial success of and otherwise for the benefit of MercadoLibre.
Our board has unanimously approved the adoption of the 2009 Plan and voted to recommend it for approval to our stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF
THE 2009 EQUITY COMPENSATION PLAN.

HEADQUARTERS INFORMATION
Our headquarters are located at Tronador 4890, 8th Floor, Buenos Aires, Argentina, C1430DNN and the telephone number at that location is 011-54-11-5352-8000.
OTHER MATTERS
As of the date of this proxy statement, our board does not know of any matters to be presented at the 2009 Annual Meeting other than those specifically set forth in the Notice of 2009 Annual Meeting of Stockholders. If other proper matters, however, should come before the 2009 Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment in respect of any such matters.
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
A stockholder may present proper proposals for inclusion in our proxy statement and for consideration at the 2010 annual meeting of stockholders by submitting their proposals in writing to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2010 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 30, 2009; provided, however, that in the event that we hold our 2010 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
MercadoLibre Inc.
Attn: Corporate Secretary
Tronador 4890, 8th Floor
Buenos Aires, Argentina, C1430DNN
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders or nominate persons for election to our board at our annual meeting but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting (or any supplement thereto) given by or at the direction of the chairman of the board or our board of directors, (2) otherwise properly brought before the meeting by the chairperson or by or at the direction of a majority of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.
To be timely, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than 90 days and not later than 60 days before the anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders (i.e. between January 27, 2010 and February 26, 2010 for our 2010 annual meeting of stockholders). However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order to be timely, a proposal or nomination by the stockholder must be delivered not later than the later of (i) 90 days before the annual meeting or (ii) 10 days following the day on which public announcement of the date of such meeting is first made. The notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our Bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal. Our Bylaws were filed with the Securities and Exchange Commission, or SEC, as an exhibit to our registration statement report on Form S-1 on May 11, 2007, which can be viewed by visiting our investor relations website at http://investor.mercadolibre.com and may also be obtained by writing to our Corporate Secretary at our principal executive office (Tronador 4890, 8th floor, Buenos Aires, Argentina, C1430DNN).
By order of the board of directors,
Marcos Galperín
Chairman of the Board of Directors
April 29, 2009
Buenos Aires, Argentina

APPENDIX A
MERCADOLIBRE, INC.
2009 Equity Compensation Plan
(effective as of ________, 2009)
1. PURPOSE OF THE PLAN
The purpose of the MercadoLibre, Inc. 2009 Equity Incentive Plan (the “Plan”) is (i) to further the growth and success of MercadoLibre, Inc. (together with its successors and assigns, the “Corporation”) and its Subsidiaries (as defined below) by enabling directors, officers, managers, employees or agents of, and advisors, independent consultants or contractors to, the Corporation or its Subsidiaries to acquire shares of Common Stock, U.S. $0.001 par value per share (the “Common Stock”), of the Corporation, thereby increasing their personal growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Corporation and its Subsidiaries. Awards to be granted under this Plan shall include, but not be limited to, (a) stock options (the “Options”), which may be, and shall be designated as, either “incentive stock options” (“ISOs”) under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options (“NQOs”), and (b) restricted stock and such other awards of Common Stock (the “Restricted Stock”) granted by the Corporation (collectively referred to herein as the “Awards”). For purposes of this Plan, the term “Subsidiary” shall mean “Subsidiary Corporation” as defined in Section 424(f) of the Code.
2. ADMINISTRATION OF THE PLAN
(a) Committee
The Plan shall be administered by the Board of Directors (the “Board”) or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (the “Committee”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.
(b) Procedures
If the Plan is administered by the Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

(c) Interpretation
Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Award Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.
3. SHARES SUBJECT TO THE PLAN
(a) Maximum Number of Shares
Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 294,529, plus (ii) the number of shares of Common Stock with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled. Subject to the provisions of Section 9, in no event shall the aggregate number of shares of Common Stock which may be issued pursuant to ISOs exceed 294,529 shares.
(b) Character of Shares
The shares of Common Stock issuable pursuant to any Award granted under the Plan shall be (i) authorized but unissued shares, (ii) shares of Common Stock held in the Corporation’s treasury, (iii) shares acquired by the Corporation on any stock exchange in which such shares are traded, or (iv) a combination of the foregoing.
(c) Reservation of Shares
The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the sum of (i) the maximum number of shares which may be purchased at any time pursuant to outstanding Options, and (ii) the maximum number of shares subject to outstanding Restricted Stock Awards.
4. ELIGIBILITY
Awards may be granted under the Plan only to (i) persons who are employees or agents of, or independent consultants, contractors and/or advisors to, the Corporation or any of its Subsidiaries and (ii) persons who are directors, officers or managers of the Corporation or any of its Subsidiaries. Only employees of the Corporation or any of its Subsidiaries shall be eligible for a grant of ISOs. Notwithstanding the foregoing, Awards may be conditionally granted to persons who are prospective employees, directors, officers or managers or agents of, or independent consultants, advisors or contractors to, the Corporation or any of its Subsidiaries, to take effect when such position is finalized.

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5. GRANT OF AWARDS
(a) General
Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 11). Subject to the provisions of the Plan, the Committee shall, in its discretion, determine:
(i) the persons (from among the class of persons eligible to receive Awards under the Plan) to whom Awards shall be granted (the “Participants”);
(ii) the time or times at which Awards shall be granted;
(iii) the number of shares of Common Stock subject to each Award; and
(iv) the time or times when each Award shall vest and, with respect to Options, the duration of the exercise period.
(b) Award Agreements
Each Award granted under the Plan shall be evidenced by a written agreement substantially in the form of Exhibit A for Options attached hereto (an “Award Agreement”), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Award Agreement shall be executed by the Corporation and the Participant.
(c) No Evidence of Employment or Service
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
(d) Date of Grant
The date of grant of an Award under the Plan shall be the date as of which the Corporation and Participant execute and deliver an Award Agreement, or if different, the date contemplated by the Corporation for purposes of granting the Award; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, officer, director or manager of, or independent consultant, advisor or contractor to, the Corporation or one of its Subsidiaries.

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(e) Limitations on Award
Except to the extent an Award Agreement which evidences an Award granted to a covered employee (within the meaning of Code section 162(m)) expressly and explicitly provides that such Award is designed not to qualify as performance based compensation (within the meaning of Code section 162(m)), an Award shall be deemed as performance based compensation (within the meaning of Code section 162(m)) for all Plan purposes. Notwithstanding any Plan provision to the contrary, in the case of an Award that is performance based compensation (within the meaning of Code section 162(m)), (a) the maximum aggregate number of shares that may be subject to an Option granted in any fiscal year to a Participant shall be 200,000; (b) the maximum aggregate number of shares of Restricted Stock that may be granted to a Participant in any fiscal year shall be 200,000; and (c) the maximum aggregate number of shares of Common Stock under any other Award that may be granted to a Participant in any fiscal year shall be 200,000.
6. SPECIFIC TERMS OF OPTION AWARDS
(a) OPTION PRICE
(i) General
The exercise price (the “Option Price”) for each share of Common Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that such Option Price shall in no event be less than 100% (or 110% if Section 6(a)(ii) hereof applies) of the fair value of the shares of Common Stock on the date of grant (the “Fair Market Value”). For purposes of this Plan, the term “Fair Market Value” shall mean (i) the closing price of such shares on the National Association of Securities Dealers Automated Quotations (NASDAQ) market (or other national exchange on which such shares may be publicly traded) on the date of grant or (ii) in the absence of an established market for the shares, the fair market value determined in good faith by the Committee. The Committee may establish an alternative method of determining Fair Market Value. Notwithstanding the foregoing, the Committee shall, to the extent Section 409A of the Code applies, use a valuation method that satisfies Section 409A and any regulations thereunder.
(ii) Incentive Stock Options
No ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, unless (i) the Option Price of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant of such ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

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(b) EXERCISABILITY OF OPTIONS
(i) Committee Determination
Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events (the “Vesting Date”), and for such number of shares of Common Stock subject to the Option, as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Award Agreement evidencing such Option, provide for the acceleration of the Vesting Dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the Vesting Dates of such Option. In addition, the Committee shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock.
(ii) Termination of Options
Unless otherwise determined by the Committee in its discretion, the unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the “Termination Date”):
(A) the tenth anniversary on which such Option is granted (or fifth anniversary if Section 6(a)(ii) hereof applies);
(B) the expiration of 30 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries as a result of a termination without Cause (as hereinafter defined);
(C) the expiration of 10 days from the date that the Participant ceases to be an officer, manager, director, or employee of the Corporation or any of its Subsidiaries, if such termination is as a result of a termination for Cause or resignation. As used herein, “Cause” shall have the meaning ascribed to it in the service agreement between the Corporation and the applicable Participant or, if not defined therein or no such agreement exists, then it shall mean (1) the conviction of a crime involving fraud, theft, dishonesty or moral turpitude by the Participant; (2) the Participant’s willful and continuing disregard of lawful instructions of the Board of the Corporation or superiors (if any) or the Participant’s misconduct in carrying out his position and duties; (3) the continued use of alcohol or drugs by the Participant, to an extent that in the good faith determination of the Board of the Corporation, such use interferes in any manner with the performance of the Participant’s duties and responsibilities; or (4) the Participant’s violation of any law constituting a felony (including the Foreign Corrupt Practices Act of 1977) or the foreign equivalent thereof;
(D) the expiration of 10 days from the date that the Participant ceases to be an independent consultant, contractor or advisor to or agent of the Corporation or any of its Subsidiaries for any reason;

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(E) the expiration of three (3) months from the date of such Participant’s death or permanent disability (as such term is defined in Section 22(c)(3) of the Code) or, with respect to any Participant who is a party to an employment agreement, such Participant’s disability (as such term is defined, if at all, in the relevant employment agreement);
(F) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Award Agreement;
(G) on the effective date of a Material Transaction (as defined in Section 8(b)(i)) to which Section 8(b)(ii) (relating to assumptions and substitutions of Options) does not apply; and
(H) except to the extent permitted by Section 8(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.
Anything contained in the Plan to the contrary notwithstanding, (i) an ISO granted under the Plan shall not be considered an ISO to the extent that the aggregate Fair Market Value, determined on the date of grant of such ISO, of all stock with respect to which ISOs are exercisable for the first time by such Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) exceeds $100,000 and (ii) unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Participant (including a transfer to or from the Corporation or one of its Subsidiaries), so long as such Participant continues to be an employee of the Corporation or one of its Subsidiaries.
(iii) Termination of Employment
For purposes of this Section 6(b), with respect to both ISOs and other Options granted to employees of the Corporation or its Subsidiaries, a Participant on military leave, sick leave, or an otherwise approved leave of absence from active employment will be terminated in accordance with such policies and procedures established by the Corporation or its Subsidiaries, but such Participant will be deemed to have terminated employment no later than three months after such leave of absence commenced, or if later, the date such Participant no longer has a right to reemployment with the Corporation or its Subsidiaries which is provided either by statute or by contract.
(c) PROCEDURE FOR EXERCISE
(i) Payment
At the time an Option is granted pursuant to the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by the Participant upon exercise of his or her Option:
(A) cash or personal or certified check payable to the Corporation in an amount equal to the aggregate Option Price of the shares of Common Stock with respect to which the Option is being exercised;

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(B) stock certificates (in negotiable form) representing the shares of Common Stock that have been owned by the Participant for at least six months and that have a Fair Market Value on the date of exercise equal to the aggregate Option Price of the shares of Common Stock with respect to which the Option is being exercised;
(C) “cashless exercise” or “net exercise” but only if permitted by the Committee pursuant to such procedures as may be established by the Committee;
(D) any other consideration or in any other manner as the Committee may determine in its sole discretion; or
(E) a combination of the methods set forth in clauses (A), (B), (C) and (D) of this subsection 6(c)(i).
(ii) Notice
A Participant (or other person, as provided in Section 9(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole Common Shares only), as provided in the Award Agreement evidencing his Option, by delivering a written notice (the “Notice”) to the Secretary of the Corporation or such other officer as designated in procedures established by the Committee, on a form as attached as Exhibit C, provided that such Participant or other person submits any required payment for such Options and otherwise complies with such other terms and conditions as the Committee shall require. The Notice shall state, or be accompanied by a writing stating, as the case may be:
(A) that the Participant elects to exercise the Option;
(B) the number of shares of Common Stock with respect to which the Option is being exercised (the “Optioned Shares”) (provided that the number of such shares shall be at least 100, unless the Option is exerciseable for less than 100 shares in which case the Option shall be exercised with respect to all of such shares);
(C) the method of payment for the Optioned Shares;
(D) the date upon which the Participant desires to consummate the purchase (which date must be prior to the termination of such Option);
(E) payment for the Optioned Shares as provided in Section 6(c)(i), unless the Participant has elected a “cashless exercise”; and
(F) such further provisions consistent with the Plan as the Committee may from time to time require.
The exercise date of an Option shall be the latest date on which the designated officer of the Corporation receives the Notice from the Participant, receives such payment as may be required for such Option, and the Participant complies with such other terms and conditions as might be required to exercise such Option. Unless expressly permitted by the Committee with respect to such Option, informal or electronic communication shall not constitute Notice to the Corporation.

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(iii) Issuance of Shares
The Corporation shall issue shares of Common Stock to the Participant (or such other person exercising the Option in accordance with the provisions of Section 9(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares of Common Stock. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 9(b) shall have any privileges as a holder of shares of Common Stock with respect to any shares of Common Stock subject to an Option granted under the Plan until the date of payment for such shares of Common Stock pursuant to the Option and the issuance of such shares of Common Stock.
(d) REPRICING.
The Corporation shall, under no circumstances, reprice any Options without the approval of the Company’s stockholders. Subject to the approval of the Company’s stockholders, the Committee may, to the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares of Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.
7. SPECIFIC TERMS OF RESTRICTED STOCK AWARDS
(a) Grant and Restrictions
Restricted Stock shall be subject to such restrictions, if any, on transferability, risk of forfeiture and other restrictions, as the Committee may impose, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. For purposes of clarification, the Committee may grant to any Participant shares of Common Stock without any restrictions. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

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(b) Forfeiture
Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(c) Certificates for Stock
Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.
(d) Dividends and Splits
As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be distributed in the form of additional shares of Restricted Stock but only to the extent that the shares of Restricted Stock are subject to any restrictions. Common Stock distributed in connection with a cash dividend, stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture, if any, to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.
8. ADJUSTMENTS
(a) Changes in Capital Structure
Subject to Section 8(b), if the shares of Common Stock are changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted under the Plan as shall be equitable and appropriate in order to make such Awards, as nearly as may be practicable, equivalent to such Awards immediately prior to such change. A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class, of shares of Common Stock allocated to, and the Option Price of, each Award or portion thereof outstanding at the time of such change shall likewise be made. Such adjustments shall be made in such a manner so as not to cause the Award to become subject to the provisions of Section 409A of the Code.

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(b) Incentive Stock Options
The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of shares of Common Stock subject to the Options, or both, when, in the Committee’s judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.424-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an ISO is assumed or a new option is substituted therefor, the Committee may only change the terms of such ISO such that (i) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all shares of Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Shares, and (ii) the new option, or the assumption of the old ISO does not give the Optionee additional benefits which he did not have under the old ISO.
(c) Material Transactions
In the event of a dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the assets of the Corporation to another person or entity (each, a “Material Transaction”), unless otherwise provided in the Award Agreement:
(i) each holder of an Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 10 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 5 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Participant at the expiration of such 10-day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and
(ii) notwithstanding anything contained in the Plan to the contrary, Section 8(b)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options for equity securities of the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such Options.
(iii) notwithstanding anything contained in the Plan to the contrary, except as provided in an Award Agreement, any restrictions on transferability, risk of forfeiture and other restrictions on any Restricted Stock shall lapse immediately prior to the occurrence of the Material Transaction, and such Participant shall have all of the rights of a holder of Common Stock as of the occurrence of the Material Transaction.

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(d) Special Rules
The following rules shall apply in connection with Section 8(a), (b) and (c) above:
(i) no fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares of Common Stock resulting from the computations pursuant to Section 8(a), (b) or (c) shall be eliminated and the Participant shall receive cash consideration for such fractional share of Common Stock at the rate of the Fair Market Value of such share of Common Stock;
(ii) no adjustment shall be made for cash dividends or the issuance of shares of Common Stock or other securities to holders of rights to subscribe for such additional shares of Common Stock or other securities;
(iii) any adjustments referred to in this Section 8 shall be made by the Board or Committee (as the case may be) in good faith and shall be conclusive and binding on all persons holding Options granted under the Plan; and
(iv) the Fair Market Value of a share of Common Stock shall be deemed to be the price to be paid in such Material Transaction for a share of Common Stock.
9. RESTRICTIONS ON AWARDS
(a) Compliance With Securities Laws
No Awards shall be granted, and no shares of Common Stock shall be issued and delivered, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such shares of Common Stock and to the listing of such shares of Common Stock on any stock exchange on which any of the shares of the capital stock of the Corporation may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations. Any exercise of Options or grant of Restricted Stock shall be permitted only to the extent permitted by the Company’s policy regarding insider trading or any successors to that policy.
(b) Nonassignability of Option or Restricted Stock Rights
Unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason), no Option granted under the Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant or such Participant’s legal representative in the event that such Participant is legally disabled. If a Participant dies, his or her Option shall thereafter be exercisable, during the period specified in Section 6(b)(ii)(E) by his or her executors or administrators to the full extent to which such Option was exercisable by the Participant at the time of his or her death. Notwithstanding anything contained in the Plan to the contrary, except as provided in an Award Agreement, any restrictions on transferability, risk of forfeiture and other restrictions on any Restricted Stock shall lapse in the event that such Participant is legally disabled or dies, and such Participant’s executors or administrators shall have all of the rights of a holder of Common Stock as of the occurrence of such disability or death.

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10. EFFECTIVE DATE OF PLAN
This Plan shall become effective on the date that this Plan is approved by the Board (the “Effective Date”); provided, however, that no Award shall be exercisable by a Participant unless and until the Plan shall have been approved by the stockholders of the Corporation in accordance with the provisions of the Corporation’s articles of incorporation and by-laws, which approval shall be obtained by a simple majority vote of the stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting, or by written consent, within 12 months after the adoption of the Plan by the Board.
11. EXPIRATION AND TERMINATION OF THE PLAN
No Awards may be granted after the Expiration Date. The Plan shall expire on the first to occur of (i) the tenth anniversary of the Effective Date and (ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate (the “Expiration Date”). Any Awards outstanding as of the Expiration Date shall remain in effect until the earlier of the exercise thereof or the termination or the expiration of such Awards in accordance with their respective terms.
12. AMENDMENT OF PLAN
The Board may at any time modify and amend the Plan in any respect. Notwithstanding the foregoing, the approval of the holders of a majority of the Company’s capital stock that has voting power present in person or by means of remote communication or represented by proxy at a meeting of the Company’s stockholders called for such purpose shall be obtained prior to any amendment to Section 6(d) becoming effective and prior to any other amendment becoming effective if such approval is required by law, the rules and regulations of any stock exchange on which the Company’s stock is listed or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended or Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder. No such amendment to the Plan shall affect the terms or provisions of any Award granted by the Corporation prior to the effectiveness of such amendment unless otherwise agreed to by the holder thereof.
13. CAPTIONS
The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.
14. ACCOUNTS AND STATEMENTS
The Corporation shall maintain records of the shares of Common Stock held by each Participant and the details of each Award granted to the Participant, including (i) the number of shares of Common Stock subject to the Award; (ii) the number of shares of Common Stock subject to, and the Option Price of, each Option; (iii) the number of shares of Common Stock in respect of which the Option has been exercised; (iv) the dates of such exercise; and (v) the maximum number of shares of Common Stock which the Participant may still purchase under the Option.

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15. WITHHOLDING TAXES
Whenever under the Plan shares of Common Stock are to be delivered by a Participant upon grant of a Restricted Stock Award or upon exercise of an Option, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit if and when due, an amount sufficient to satisfy any and all current or estimated future tax obligations, whether in the United States or otherwise, including, but not limited to, Federal, state and local income tax withholding obligations and/or the employee’s portion of any employment tax requirements relating thereto and any other tax obligations or requirements of any applicable jurisdiction or taxing authority.
16. OTHER PROVISIONS
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. If Option Shares acquired by the exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the Option Shares to the Participant (a “Disqualifying Disposition”), the holder of the Option Shares shall, immediately prior to such Disqualifying Disposition, notify the Corporation in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Corporation may reasonably require.
17. NUMBER AND GENDER
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires
18. GOVERNING LAW
The validity and construction of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware.
As adopted by the Board of Directors
of MercadoLibre, Inc.
on  _____, 2009.

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